Exhibit 99.1

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UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

Chapter 11
In re
Case No. 15-10081 (CSS)
SEAL123, INC., et al.,[1]
(Jointly Administered)
Debtors.
Re: Docket No. 969

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING FIRST

AMENDED JOINT PLAN OF LIQUIDATION OF SEAL123, INC. AND SUBSIDIARY

DEBTORS AND THEIR OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Upon consideration of the First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors [Docket No. 969] (annexed hereto as Exhibit A, and including all exhibits thereto, and as amended, supplemented or modified from time to time pursuant to the terms thereof, the “Plan”) jointly proposed by Seall23, Inc. (f/k/a The Wet Seal, Inc.) and its subsidiaries, the debtors and debtors in possession (the “Debtors”), and the Official Committee of Unsecured Creditors (the “Creditors’ Committee” and, together with the Debtors, the “Plan Proponents”) in the above-captioned jointly administered chapter 11 cases (the “Cases”); and the Plan Proponents having filed the Disclosure Statement for the First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors [Docket No. 1001] (the “Disclosure Statement”); and this Bankruptcy Court having approved the Disclosure Statement as containing adequate information by order dated September 11, 2015 [Docket No. 991] (the

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The Debtors and the last four digits of their respective federal taxpayer identification numbers are as follows: Seall23, Inc. (f/k/a The Wet Seal, Inc.) (5940); Seall23 Retail, Inc. (f/k/a The Wet Seal Retail, Inc.) (6265); Seal123 Catalog, Inc. (f/k/a Wet Seal Catalog, Inc.) (7604); and Seall23 GC, LLC (f/k/a Wet Seal GC, LLC) (2855-VA). The Debtors’ address is 26972 Burbank, Foothill Ranch, CA 92610.

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“Disclosure Statement Order”); and the Plan Proponents having filed the Plan Supplement on October 12, 2015 [Docket No. 1042]; and upon the affidavits of service and publication filed reflecting compliance with the notice and solicitation requirements of the Disclosure Statement Order [Docket Nos. 1008, 1013, 1040, 1044, and 1081] (the “Notice Affidavits”); and upon the Notice of (I) Approval of Disclosure Statement, (II) Establishment of Voting Record Date, (III) Hearing on Confirmation of Plan and Procedures and Deadline for Objecting to Confirmation of Plan, and (IV) Procedures and Deadline for Voting on Plan [Docket No. 1007] (the “Confirmation Hearing Notice”);and upon the Declaration of Jung W. Song on Behalf of Donlin, Recano & Company, Inc. Regarding Voting and Tabulation of Ballots Accepting and Rejecting First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors [Docket No. 1075], filed with the Bankruptcy Court on October 21, 2015 (the “Voting Declaration”); and upon the Declaration of Bill Langsdorf in Support of Confirmation of the First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors [Docket No. 1096], filed with the Bankruptcy Court on October 26, 2015 (the “Langsdorf Declaration”); and upon the Memorandum of Law in Support of Confirmation of First Amended Joint Plan of Liquidation ofSeal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors [Docket No. 1095], filed with the Bankruptcy Court on October 26, 2015 (the “Confirmation Memorandum”); and any objections to the Plan (the “Objections”) having been resolved and/or overruled by the Bankruptcy Court pursuant to this Confirmation Order; and a hearing having been held on October 30, 2015 (the “Confirmation Hearing”); and upon the evidence adduced and proffered and the arguments of counsel made at the Confirmation Hearing; and the Bankruptcy Court having reviewed all documents in connection with confirmation and having

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heard all parties desiring to be heard; and upon the record of these Cases; and after due deliberation and consideration of all of the foregoing; and sufficient cause appearing therefor; the Bankruptcy Court hereby makes the following:

FINDINGS OF FACT AND CONCLUSIONS OF LAW:

A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein, together with the findings of fact and conclusions of law set forth in the record of the Confirmation Hearing, constitute this Bankruptcy Court’s findings of fact and conclusions of law pursuant to Federal Rule of Civil Procedure 52, made applicable to these proceedings pursuant to Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute finds of fact, they are adopted as such.

B. Capitalized Terms. Capitalized terms used herein, but not defined herein, shall have the respective meanings attributed to such terms in the Plan and the Disclosure Statement, as applicable.

C. Jurisdiction and Venue. The Bankruptcy Court has jurisdiction over the Debtors’ Cases pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue of these proceedings and the Cases is proper in this district and in this Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Chapter 11 Petitions. On January 15, 2015 (the “Petition Date”), each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. The Debtors continue to operate their business and manage their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. To date, no trustee or examiner has been appointed in these Cases. The U.S. Trustee appointed the Creditors’ Committee on January 30, 2015.

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E. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in these Cases maintained by the clerk of the Bankruptcy Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during these Cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the Confirmation Hearing.

F. Plan Supplement. Prior to the Confirmation Hearing, the Plan Proponents filed the Plan Supplement. The Plan Supplement complies with the terms of the Plan, and the filing and notice of the Plan Supplement was appropriate and complied with the requirements of the Bankruptcy Code and the Bankruptcy Rules, and no other or further notice is or shall be required. The Plan Proponents are authorized to modify the Plan Supplement documents following entry of this Confirmation Order in a manner consistent with this Confirmation Order.

G. Notice of Transmittal, Mailing and Publication of Materials. As is evidenced by the Voting Declaration and the Notice Affidavits, the transmittal and service of the Plan, the Disclosure Statement, Ballots, and Confirmation Hearing Notice were adequate and sufficient under the circumstances, and all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to the confirmation of the Plan) have been given due, proper, timely, and adequate notice in accordance with the Disclosure Statement Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required. The publication of the Confirmation Hearing Notice as set forth in the Notice Affidavits complied with the Disclosure Statement Order.

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H. Voting. The procedures by which the Ballots for acceptance or rejection of the Plan were distributed and tabulated were fair, properly conducted, and complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law and the Disclosure Statement Order.

I. Bankruptcy Rule 3016(a). In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors and the Creditors’ Committee as the Plan Proponents.

J. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plan complies with all of the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

K. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The classification of Claims and Equity Interests under the Plan is proper under the Bankruptcy Code. In addition to L/C Facility Claims, Assumed Non-Ordinary Course Administrative Claims, Non-Assumed Non-Ordinary Course Administrative Claims, Assumed Ordinary Course Administrative Claims, Priority Tax Claims, and Professional Fee Claims, which need not be classified, the Plan designates seven (7) Classes of Claims and Equity Interests. The Claims or Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Equity Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

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L. Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Class 1 (Prepetition Credit Agreement Claims), Class 2 (Secured Claims), Class 3 (Priority Claims), and Class 4 (Assumed General Unsecured Claims) are Unimpaired under the Plan. Thus, the requirement of section 1123(a)(2) of the Bankruptcy Code is satisfied.

M. Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Class 5 (General Unsecured Claims), Class 6 (Subordinated Claims), and Class 7 (Equity Interests) as Impaired and specifies the treatment of Claims and Equity Interests in such Classes. Thus, the requirement of section 1123(a)(3) of the Bankruptcy Code is satisfied.

N. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Plan Proponents for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest. Thus, the requirement of section 1123(a)(4) of the Bankruptcy Code is satisfied.

O. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the Liquidation Trust Agreement provide adequate and proper means for the Plan’s implementation. Thus, the requirements of section 1123(a)(5) of the Bankruptcy Code are satisfied.

P. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan does not provide for the issuance of any securities, including non-voting securities, and the Debtors are being dissolved on the Effective Date. Therefore, the requirement of section 1123(a)(6) of the Bankruptcy Code is satisfied.

Q. Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Section 5.4 of the Plan provides for the Liquidation Trust to be governed and administered by the Liquidation

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Trustee. The Liquidation Trustee was selected by the Creditors’ Committee and its successor, if any, shall be selected pursuant to the procedures set forth in the Liquidation Trust Agreement. Therefore, section 1123(a)(7) of the Bankruptcy Code is satisfied.

R. Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s provisions are appropriate, in the best interests of the Debtors and their Estates and consistent with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and Local Rules.

S. Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). The Plan Proponents have exercised reasonable business judgment in determining to reject each of the Debtors’ remaining executory contracts and unexpired leases under the terms of the Plan and this Confirmation Order, and such rejections are justified and appropriate in these Cases.

T. Compromises and Settlements Under and in Connection with the Plan (11 U.S.C. § 1123(b)(3)). All of the settlements and compromises pursuant to and in connection with the Plan, including, without limitation, the Global Plan Settlement, comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019. In addition, the substantive consolidation of the Debtors as provided in Section 5.2 of the Plan is justified and appropriate in these Cases for the reasons set forth in the Disclosure Statement and Confirmation Memorandum.

U. Releases, Exculpations, and Injunctions (11 U.S.C. § 1123(b)). The releases, exculpations, and injunctions provided in the Plan (i) are within the jurisdiction of the Bankruptcy Court under 28 U.S.C. § 1334; (ii) are integral elements of the transactions incorporated into the Plan and the Global Plan Settlement, and inextricably bound with the other provisions of the Plan; (iii) confer material benefit on, and are in the best interests of, the Debtors, their Estates, and their creditors; (iv) were approved by an overwhelming majority of

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holders of Claims against the Debtors; (v) are fair, equitable, and reasonable; (vi) are given and made after due notice and opportunity for hearing; and (vii) are consistent with sections 105, 524, 1123, 1129, 1141, and other applicable provisions of the Bankruptcy Code and other applicable law.

V. Plan Proponents’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Plan Proponents have complied with the applicable provisions of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, and 1126 of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order governing notice, disclosure, and solicitation in connection with the Plan, the Disclosure Statement, the Plan Supplement, and all other matters considered by the Bankruptcy Court in connection with the Cases.

W. Plan Proposed in Good Faith and Not by Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Plan Proponents have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Cases, the Plan itself, and the process leading to its formulation. The Plan is the result of extensive arm’s-length negotiations among the Debtors and key stakeholders and is overwhelmingly supported by the creditors and other parties in interest in the Cases. It is clear that the Plan promotes the objectives and purposes of the Bankruptcy Code.

X. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Plan for the Bankruptcy Court’s approval of the fees, costs, and expenses to be paid in connection with the Cases, or in connection with the Plan and incident to the Cases, satisfy the objectives of and are in compliance with section 1129(a)(4) of the Bankruptcy Code.

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Y. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). Section 5.3 of the Plan provides that, on the Effective Date, the Debtors’ directors and officers shall be terminated automatically. The Liquidation Trustee and initial members of the Liquidation Trust Oversight Committee were selected by the Creditors’ Committee. Their identities and affiliations are set forth in the Plan Supplement. Thus, the Plan satisfies section 1129(a)(5) of the Bankruptcy Code.

Z. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate change that requires regulatory approval. Section 1129(a)(6) of the Bankruptcy Code is thus not applicable.

AA. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The “best interests” test is satisfied as to all Impaired Classes under the Plan, as each Holder of a Claim or Equity Interest in such Impaired Classes will receive or retain property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

BB. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1 through 4 are left unimpaired under the Plan and Class 5 (General Unsecured Claims) has voted to accept the Plan in accordance with the Bankruptcy Code, thereby satisfying section 1129(a)(8) as to those Classes. However, Class 6 (Subordinated Claims) and Class 7 (Equity Interests) are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not and cannot be satisfied. The Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b), as set forth below.

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CC. Treatment of Administrative, Priority, Priority Tax Claims, and Professional Fee Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Priority Claims, Priority Tax Claims, and Professional Fee Claims pursuant to Article III of the Plan satisfies the requirements of sections 1129(a)(9) of the Bankruptcy Code.

DD. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 5 (General Unsecured Claims) is an Impaired Class of Claims that voted to accept the Plan, determined without including any acceptance of the Plan by any insider. Therefore, the requirement of section 1129(a)(10) of the Bankruptcy Code is satisfied.

EE. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan provides for the dissolution of the Debtors on the Effective Date and the liquidation of the Debtors’ property. Thus, section 1129(a)(11) of the Bankruptcy Code is satisfied,

FF. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under 28 U.S.C. § 1930 have been paid or will be paid on or before the Effective Date pursuant to Section 11.3 of the Plan, thus satisfying the requirement of section 1129(a)(12) of the Bankruptcy Code.

GG. Miscellaneous Provisions (11 U.S.C. §§ 1129(a)(13)-(16)). Sections 1129(a)(13)-(16) of the Bankruptcy Code are inapplicable as the Debtors (i) do not provide “retiree benefits” as defined in section 1114 of the Bankruptcy Code (§ 1129(a)(13)), (ii) have no domestic support obligations (§ 1129(a)(14)), (iii) are not individuals (§ 1129(a)(15)), and (iv) are not nonprofit corporations (§ 1129(a)(16)).

HH. No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Claims and Equity Interests in Classes 6 and 7,

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which are deemed to have rejected the Plan, is proper pursuant to section 1122 of the Bankruptcy Code, does not discriminate unfairly, and is fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy Code. There is no Class of Creditors or Equity Interests junior to the Holders of Claims or Equity Interests in Class 6 or Class 7 that will receive or retain property under the Plan on account of their Claims or Equity Interests. Accordingly, the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Plan. Thus, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to Class 6 and Class 7.

II. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only chapter 11 plan currently proposed in the Cases, and the requirements of section 1129(c) of the Bankruptcy Code are therefore satisfied.

JJ. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to the Confirmation of the Plan on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable.

KK. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code and should be confirmed.

LL. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Plan Proponents and their officers, directors, employees, advisors, Professionals, and agents have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation

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in the activities described in section 1125 of the Bankruptcy Code, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the injunction and exculpation provisions set forth in Article XI of the Plan.

MM. Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article X of the Plan and/or section 1142 of the Bankruptcy Code.

NN. Plan Modifications. Section 1.65 of the Plan is hereby modified solely to change the number of members of the Liquidation Trust Oversight Committee from three (3) to two (2) Persons. Section 11.2 of the Plan is hereby modified solely to delete the words “prior to the Confirmation Date.” The disclosure of this modification to the Plan on the record at the Confirmation Hearing constitutes due and sufficient notice of such modification, complies in all respects with Section 11.6 of the Plan and section 1127 of the Bankruptcy Code, and the Bankruptcy Court hereby finds that such modification is non-material, not adverse to any party-in-interest under the Plan and does not require the re-solicitation of any Class of Claims.

Based upon the foregoing findings, and upon the record made before the Bankruptcy Court at the Confirmation Hearing, and good and sufficient cause appearing therefor, it is hereby

ORDERED, ADJUDGED AND DECREED THAT:

Confirmation of the Plan

1. The Plan, as and to the extent modified by this Confirmation Order, is approved and confirmed pursuant to section 1129 of the Bankruptcy Code. Any objections to the Plan not otherwise withdrawn, resolved, or otherwise disposed of, are overruled and denied.

2. The terms of the Plan are incorporated by reference into, and are an integral part of, this Confirmation Order, except to the extent modified by this Confirmation Order.

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Compromises and Settlements Under the Plan

3. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, upon the Effective Date, all settlements and compromises set forth in the Plan, including without limitation the Global Plan Settlement, are approved in all respects.

Classification and Treatment

4. The Plan’s classification scheme is approved. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for Distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for Distribution purposes; and (d) shall not be binding on the Plan Proponents and Liquidation Trustee except for voting purposes.

Authorization to Implement the Plan

5. The Debtors and the Liquidation Trustee, as applicable, are authorized to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and to execute, enter into or otherwise make effective all documents arising in connection therewith, including, without limitation, the Liquidation Trust Agreement, prior to, on and after the Effective Date.

6. On the Effective Date, the officers of the Debtors are authorized to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors.

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7. The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Debtors or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

Enforceability of Plan

8. Pursuant to sections 1123(a), 1141(a) and 1142 of the Bankruptcy Code, the Plan and all Plan-related documents (including, but not limited to, the Liquidation Trust Agreement) shall be, and hereby are, valid, binding and enforceable.

Vesting of Assets in the Liquidation Trust

9. On the Effective Date, the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred to the Liquidation Trust all of their rights, title, and interest in and to all of the Liquidation Trust Assets. In accordance with section 1141 of the Bankruptcy Code, except as specifically provided in the Plan, the Confirmation Order, the L/C Credit Agreement, or the L/C Facility Orders, the Liquidation Trust Assets shall automatically vest in the Liquidation Trust free and clear of all Claims, Liens, encumbrances, or interests subject only to (i) the Liquidation Trust Interests and the Liquidation Trust Expenses, as provided for in the Plan and the Liquidation Trust Agreement, and (ii) Claims required to be paid by the Liquidation Trust pursuant to the Plan with priority over General Unsecured Claims, including, without limitation, Administrative Claims and Professional Fee Claims; and such transfer shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax.

Termination of Directors and Officers

10. On the Effective Date, each of the Debtors’ directors and officers shall be terminated automatically without the need for any corporate action or approval and without the need for any corporate filings, and shall have no continuing obligations to the Debtors following the occurrence of the Effective Date.

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Dissolution of the Debtors

11. The Debtors shall be dissolved automatically effective on the Effective Date, without the need for any corporate action or approval and without the need for any corporate filings. On the Effective Date, or as soon thereafter as is reasonably practicable, the Liquidation Trustee shall wind-up the affairs of the Debtors, if any, and file final tax returns for the Debtors, to the extent not already filed. The Liquidation Trust shall bear the cost and expense of the wind-up of the affairs of the Debtors, if any, and the cost and expense of the preparation and filing of the final tax returns for the Debtors, if any.

Cancellation of Equity Interests

12. Upon the occurrence of the Effective Date, all Equity Interests of any kind shall be deemed void, cancelled, and of no further force and effect and the Holders thereof shall not receive or retain any property or interest in property under the Plan on account of such Equity Interests.

Substantive Consolidation

13. Pursuant to sections 105(a), 541, 1123 and 1129 of the Bankruptcy Code, the substantive consolidation of the Debtors is hereby approved, effective as of the Effective Date. As a result of such substantive consolidation, on and after the Effective Date (i) all assets and liabilities of the Debtors shall be treated as though they were pooled, (ii) each Claim filed or to be filed against any Debtor shall be deemed filed as a single Claim against, and a single obligation of, the Debtors, (iii) all Claims held by a Debtor against any other Debtor shall be cancelled or extinguished, (iv) no Distributions shall be made under the Plan on account of any Claim held by a Debtor against any other Debtor, (v) the Equity Interests shall be cancelled,

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(vi) no Distributions shall be made under the Plan on account of any Equity Interest held by a Debtor in any other Debtor, (vii) all guarantees of any Debtors of the obligations of any other Debtor shall be eliminated so that any Claim against any Debtor and any Claim based upon a guarantee thereof executed by any other Debtor shall be treated as one Multi-Debtor Consolidated Claim against the substantively-consolidated Debtors, and (viii) any joint or several liability of any of the Debtors shall be one obligation of the substantively-consolidated Debtors and any Claims based upon such joint or several liability shall be treated as one Multi-Debtor Consolidated Claim against the substantively-consolidated Debtors.

14. The substantive consolidation of the Debtors under the Plan and pursuant to the Global Plan Settlement shall not (other than for purposes related to funding Distributions under the Plan) affect (i) the legal and organizational structure of the Debtors, (ii) executory contracts or unexpired leases that were entered into during the Cases or that have been or will be assumed or rejected, (iii) any agreements entered into by the Liquidation Trust on or after the Effective Date, (iv) the Debtors’ or the Liquidation Trust’s ability to subordinate or otherwise challenge Claims on an entity-by-entity basis, (v) any Causes of Action or Avoidance Actions or defenses thereto, which in each case shall survive entry of this Confirmation Order as if there had been no substantive consolidation of the Estates of the Debtors, and (vi) distributions to the Debtors or the Liquidation Trust from any insurance policies or the proceeds thereof. Notwithstanding the substantive consolidation of the Debtors pursuant to the Global Plan Settlement, each and every Debtor shall remain responsible for the payment of U.S. Trustee fees pursuant to 28 U.S.C. § 1930 until its particular case is closed, dismissed or converted.

15. Pursuant to the Global Plan Settlement, Holders of Allowed General Unsecured Claims that constitute Multi-Debtor Consolidated Claims shall hold a single Allowed General

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Unsecured Claim against the substantively-consolidated Debtors that is in an Allowed amount that is 150% of the Face Amount of such Holder’s Allowed Multi-Debtor Consolidated Claim against a single Debtor.

Plan Distributions

16. The Liquidation Trustee and the Buyer, as applicable, shall make all Distributions under the Plan and such Distributions shall be in accordance with the Plan and the Liquidation Trust Agreement, as applicable. The Liquidation Trust shall hold and distribute the Liquidation Trust Assets in accordance with the provisions of the Plan and the Liquidation Trust Agreement.

17. The Liquidation Trustee shall serve as the disbursing agent under the Plan with respect to Distributions to Holders of Allowed Claims required to be paid by the Liquidation Trust pursuant to the Plan. Buyer shall serve as the disbursing agent with respect to Distributions to Holders of Allowed Claims required to be paid by Buyer pursuant to the APA and the Sale Order. The Liquidation Trustee and Buyer, as applicable, shall make all Distributions required to be made to such Holders of Allowed Claims, in the case of the Liquidation Trustee, pursuant to the Plan and the Liquidation Trust Agreement, and, in the case of the Buyer, pursuant to the APA and the Sale Order. Neither the Liquidation Trustee nor the Buyer shall be required to give any bond or surety or other security for the performance of their duties as disbursing agents unless otherwise ordered by the Bankruptcy Court.

18. Except to the extent provided in section 506(b) of the Bankruptcy Code, the Plan, or this Confirmation Order, or under or in connection with the L/C Facility Orders, post-petition interest shall not accrue or be paid on Claims, and no Holder of an Allowed Claim shall be entitled to interest accruing on any Claim from and after the Petition Date.

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Administration of the Liquidation Trust

19. The Liquidation Trust Agreement, substantially in the form filed with the Plan Supplement, is hereby approved.

20. The appointment of META Advisors, LLC as the Liquidation Trustee is hereby approved. The Liquidation Trustee shall be compensated in the manner set forth in and consistent with the Liquidation Trust Agreement. The Liquidation Trustee shall have all powers, rights, duties and protections afforded the Liquidation Trustee under the Plan and the Liquidation Trust Agreement.

Executory Contracts and Unexpired Leases

21. On the Effective Date, all executory contracts and unexpired leases of the Debtors that have not been assumed, assumed and assigned, or rejected, prior to the Confirmation Date shall be deemed rejected as of the Confirmation Date.

22. Any Creditor asserting a Rejection Claim shall File a proof of claim within thirty (30) days of the Effective Date. Any Rejection Claims that are not timely filed shall be forever disallowed and barred. If one or more Rejection Claims are timely filed, the Liquidation Trustee may file an objection to any Rejection Claim on or prior to the Claim Objection Deadline,

Disputed Claims

23. Except as otherwise provided for in the Plan, from and after the Effective Date, the Liquidation Trustee (acting in accordance with the terms of the Liquidation Trust Agreement) shall have the exclusive authority to compromise, resolve and allow any Disputed Claim that is a Non-Assumed Claim without the need to obtain approval from the Bankruptcy Court, and any agreement entered into by the Liquidation Trustee (acting in accordance with the terms of the Liquidation Trust Agreement) with respect to the allowance of any Non-Assumed Claim shall be conclusive evidence and a final determination of the allowance of such Claim.

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24. Correspondingly, except as otherwise provided for in the Plan, from and after the Effective Date, Buyer shall have the exclusive authority to compromise, resolve and allow any Disputed Claim that is an Assumed Claim without the need to obtain approval from the Bankruptcy Court, and any agreement entered into by Buyer with respect to the allowance of any Assumed Claim shall be conclusive evidence and a final determination of the allowance of such Claim.

25. Notwithstanding the foregoing, (i) the Liquidation Trustee shall not consent or agree to the allowance or reclassification of any Claim as an Administrative Claim or Priority Claim without the written consent of Buyer (including by email); and (ii) Buyer shall not consent or agree to the allowance or reclassification of any Claim as a General Unsecured Claim without the written consent of the Liquidation Trustee (including by email); provided, however, that Buyer may seek to obtain the allowance or reclassification of a Claim as a General Unsecured Claim by Order of the Bankruptcy Court, subject to the Liquidation Trustee’s right to object thereto.

26. All objections to Claims (other than Professional Fee Claims) shall be filed by the Liquidation Trustee or Buyer, as applicable, on or before the Claim Objection Deadline, which date may be extended upon presentment of an Order to the Bankruptcy Court by the Liquidation Trustee or the Buyer prior to the expiration of such period and without need for notice or hearing. The Claim Objection Deadline shall be automatically extended as provided by Local Rule 9006-2 upon the filing of a proposed form of order by the Liquidation Trustee or Buyer, as applicable, requesting an extension of the Claim Objection Deadline. If a timely objection has not been filed to a proof of claim or the Schedules have not been amended with respect to a Claim that was scheduled by the Debtors but was not Scheduled by the Debtors as contingent, unliquidated, and/or disputed, then the Claim to which the proof of claim or Scheduled Claim relates will be treated as an Allowed Claim.

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27. The Liquidation Trustee or the Buyer, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute the Allowed amount of such Claim.

Non-Ordinary Course Administrative Claims

28. Subject to the last sentence of this paragraph, all requests for payment of a Non-Ordinary Course Administrative Claim must be filed with the Bankruptcy Court and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, and counsel to the U.S. Trustee no later than the Administrative Claim Bar Date. In the event of an objection to allowance of a Non-Ordinary Course Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Non-Ordinary Course Administrative Claim. Post-petition statutory tax claims shall not be subject to the Administrative Claim Bar Date.

Professional Fee Claims

29. All final requests for payment of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be made by application filed with the Bankruptcy Court and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, and counsel to the U.S. Trustee no later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

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30. All objections to the allowance of such Professional Fee Claims must be filed and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, counsel to the Creditors’ Committee, counsel to the U.S. Trustee and the requesting Professional on or before the date that is twenty-one (21) days after the date on which the applicable application was served (or such longer period as may be allowed by Order of the Bankruptcy Court or by agreement with the requesting Professional).

31. All Professional Fee Claims shall be paid to the extent approved by Order of the Bankruptcy Court within five (5) Business Days from entry of such Order by the Buyer to the extent it is liable under the APA and by the Liquidation Trust to the extent not paid by the Buyer.

Releases, Injunction, and Exculpation

32. The following release, injunction, exculpation, discharge, and related provisions set forth in Article XI of the Plan are hereby approved and authorized in their entirety:

33. Non-Discharge of the Debtors; Injunction. In accordance with section 1141(d)(3) of the Bankruptcy Code, this Plan does not discharge the Debtors. Section 1141(c) of the Bankruptcy Code nevertheless provides, among other things, that the property dealt with by the Plan is free and clear of all Claims and Equity Interests against the Debtors. As such, no Entity holding a Claim against the Debtors may receive any payment from, or seek recourse against, any assets that are to be distributed under this Plan other than assets required to be distributed to that Entity under the Plan. As of the Confirmation Date, all parties are precluded from asserting against any property to be distributed under this Plan any Claims, rights, causes of action, liabilities, or Equity Interests based upon any act, omission, transaction, or other activity that occurred before the Confirmation Date except as expressly provided in this Plan or the Confirmation Order.

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34. Releases and Related Matters.

(a) On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Releasing Parties shall be deemed to have forever released, waived, and discharged each of the Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including, without limitation, Avoidance Actions), and liabilities whatsoever, whether known or unknown, whether foreseen or unforeseen, whether liquidated or unliquidated, whether fixed or contingent, whether matured or unmatured, existing or hereafter arising, at law, in equity, or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the conduct of the Debtors’ business, the Cases, the Plan or any other previously-proposed chapter 11 plan of reorganization or plan sponsorship agreement, the APA, or the Sale Order, except for acts or omissions that are determined in a Final Order to have constituted actual fraud, gross negligence or willful misconduct; provided, however, that nothing in Section 11.12 of the Plan shall affect any Person’s rights, claims or causes of action against the Debtors, the Liquidation Trust or Buyer under the Plan, the Confirmation Order, the APA, the Sale Order, the L/C Credit Agreement, or the L/C Facility Orders, or the liabilities or obligations of such parties thereunder.

(b) Entry of this Confirmation Order shall constitute (i) the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in Section 11.12 of the Plan, and (ii) the Bankruptcy Court’s findings that such releases are (1) in exchange for good and valuable consideration provided by the Released Parties (including, without limitation, performance of the terms of the Plan), and a good-faith settlement and

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compromise of the released claims, (2) in the best interests of the Debtors, the Estates, and all Holders of Claims that are Releasing Parties, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties.

35. Exculpation and Limitation of Liability. On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, to the maximum extent permitted by law, none of the Exculpated Parties shall have or incur any liability to any Entity, including, without limitation, to any Holder of a Claim or an Equity Interest, for any post-petition act or omission in connection with, relating to, or arising out of the Cases, the formulation, negotiation, preparation, dissemination, solicitation of acceptances, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created, executed, or contemplated in connection with the Plan, or the administration of the Plan or the property to be distributed under the Plan; provided, however, that nothing in Section 11.13 of the Plan shall affect any Person’s rights, claims or causes of action against the Debtors under the Plan, the Confirmation Order, the APA, the Sale Order, the L/C Credit Agreement, or the L/C Facility Orders, or the Debtors’ liabilities or obligations thereunder; and provided, further, that the exculpation provisions of Section 11.13 of the Plan shall not apply to acts or omissions constituting fraud, willful misconduct, intentional misconduct, or gross negligence by such Exculpated Party as determined by a Final Order. The Exculpated Parties shall be entitled to rely upon the written advice of counsel with respect to their duties and responsibilities under, or in connection with, the Cases, the Plan, and administration thereof. The Confirmation Order shall serve as a permanent injunction against any Person seeking to enforce any claim or cause of action against the Exculpated Parties that has been exculpated pursuant to Section 11.13 of the Plan.

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Payment of Statutory Fees; Filing of Quarterly Reports

36. All fees payable pursuant to 28 U.S.C. § 1930 shall be paid on or before the Effective Date. All such fees that arise after the Effective Date shall be paid by the Liquidation Trust The Liquidation Trust shall have the obligation to pay quarterly fees to the Office of the United States Trustee pursuant to 28 U.S.C. § 1930 through the entry of the Final Decree for each of the Debtors or the dismissal or conversion of the Cases. Notwithstanding anything to the contrary in the Plan, the U.S. Trustee shall not be required to file any proofs of claim with respect to quarterly fees payable pursuant to 28 U.S.C. § 1930.

Special Provisions Concerning the APA

37. On and after the Effective Date, the Liquidation Trustee shall be the assignee of the Debtors under the APA with all of the Debtors’ rights thereunder, including to enforce the APA against Buyer. Nothing in the Plan shall expand the Assumed Liabilities (as defined under the APA) or modify or amend the APA or the Sale Order, and the terms of the Plan shall be interpreted consistent with the APA and the Sale Order. The consideration paid by Buyer under or in connection with the APA is the only consideration to be provided by Buyer under or in connection with the Plan. Pursuant to the APA, Buyer shall have no liability for any Liquidation Trust Expenses.

Application of L/C Cash Collateral

38. BofA, as L/C Issuer (as defined in the L/C Credit Agreement), is granted relief from any applicable injunction imposed by the Plan and/or the Confirmation Order to enable it to apply the L/C Cash Collateral in respect of drawings and letter of credit fees when due and/or for reimbursement and/or payment of any other amounts that may become due under the L/C Credit Agreement (as provided in the L/C Credit Agreement and L/C Facility Orders).

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Clarification Regarding Treatment of Claims of Local Texas Tax Authorities

39. For the avoidance of doubt, to the extent that the Claims of the Local Texas Tax Authorities2 for ad valorem property taxes for 2014 and 2015 (the “Local Texas Property Tax Claims”) are Secured Claims, the Local Texas Property Tax Claims shall be treated as Class 2 Secured Claims under the Plan, and to the extent that the Local Texas Property Tax Claims are not Secured Claims, such Claims shall be treated as Priority Tax Claims under the Plan. The Local Texas Property Tax Claims shall be paid by the Buyer to the extent that they are Assumed Claims and shall be paid by the Liquidation Trust to the extent that they are Non-Assumed Claims. Notwithstanding any other provision of this Confirmation Order or the Plan to the contrary, the Local Texas Property Tax Claims shall include interest from the Petition Date through the Effective Date and from the Effective Date through the date of payment in full at the applicable statutory rate of 1% per month to the extent required by sections 506(b), 511, and 1129 of the Bankruptcy Code and applicable nonbankruptcy law, as applicable.

Dissolution of the Creditors’ Committee

40. On the Effective Date, the Creditors’ Committee shall dissolve and all members, employees, or agents thereof shall be released and discharged from all rights and duties arising from or related to the Cases, provided, however, that (a) the Creditors’ Committee shall continue

[2]

The “Local Texas Tax Authorities” are defined as Arlington Independent School District, Crowley Independent School District, Burleson Independent School District, Spring Branch Independent School District, Clear Creek Independent School District, City of Houston, Brazoria County Tax Office, Fort Bend Independent School District, Fort Bend County Levee Improvement District #2, Dickinson Independent School District, Galveston County Municipal Utility District #54, Woodlands Metro Center Municipal Utility District, Woodlands Road & Utility District #1, Midland County, Tyler Independent School District, Bexar County, Cypress-Fairbanks ISD, Dallas County, Fort Bend County, Frisco, Gregg County, Harris County, Hidalgo County, Jefferson County, McAllen, Montgomery County, Nueces County, San Marcos CISD and Tarrant County. See Docket Nos. 1067 & 1068.

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in existence and its Professionals shall continue to be retained with respect to applications Filed or to be Filed pursuant to sections 330 and 331 of the Bankruptcy Code and (b) the Liquidation Trust shall be deemed the successor to the Creditors’ Committee with respect to any motions seeking to enforce the Plan and the transactions contemplated hereunder or the Confirmation Order and any pending appeals and related proceedings.

Notice of Entry of Confirmation Order and Effective Pate

41. Pursuant to Bankruptcy Rules 2002 and 3020(c), the Liquidation Trustee is hereby authorized to serve a notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Notice of Confirmation and Effective Date” ) no later than five (5) Business Days after the Effective Date, on all Holders of Claims against or Equity Interests in the Debtors and all other Persons on whom the Confirmation Hearing Notice was served. The form of the Notice of Confirmation and Effective Date is hereby approved in all respects. The Notice of Confirmation and Effective Date shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein, and no other or further notice of entry of this Confirmation Order or the occurrence of the Effective Date need be given.

Retention of Jurisdiction

42. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, these Cases and the Plan to the fullest extent permitted by law (provided, however, that notwithstanding the foregoing, with respect to all civil proceedings arising in or related to the Cases and the Plan, the Bankruptcy Court shall have original but not exclusive jurisdiction, in accordance with section 1334(b) of title 28 of the United States Code), including, among other things, jurisdiction to take the actions specified in Article X of the Plan.

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References to Plan Provisions

43. The failure specifically to include or to refer to any particular article, section, or provision of the Plan or any related document in the Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, and such article, section, or provision shall have the same validity, binding effect, and enforceability as every other article, section, or provision of the Plan, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.

Rules Governing Conflicts Between Documents

44. The Confirmation Order shall control and take precedence in the event of any inconsistency between the Confirmation Order and any provision of the Plan. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement and any Order in the Cases (other than the Confirmation Order), or any other agreement to be executed by any Person pursuant to the Plan, the provisions of the Plan shall control and take precedence.

Extension of Injunctions and Stays

45. All injunctions or stays provided for in the Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in or arising from the Plan or the Confirmation Order), shall remain in full force and effect through and including the Effective Date.

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No Stay of Confirmation Order

46. Notwithstanding Bankruptcy Rules 3020(e) and 6004(h), to the extent applicable, there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry.

Dated:
October 30, 2015
Wilmington, Delaware

Christopher S. Sontchi
United States Bankruptcy Judge

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Exhibit A

First Amended Joint Plan of Liquidation

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

SEAL123, INC., et al.,[1]	Case No. 15-10081 (CSS)

Debtors.	(Jointly Administered)

FIRST AMENDED JOINT PLAN OF LIQUIDATION OF

SEAL123, INC. AND SUBSIDIARY DEBTORS AND

THEIR OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Dated:	Wilmington, Delaware	Michael R. Nestor, Esq. (DE Bar No. 3526)
	August 10, 2015	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Tel: (302) 571-6600
Fax: (302) 571-1253
E-mail: mnestor@ycst.com

Lee R. Bogdanoff, Esq.
Michael L. Tuchin, Esq.
David M. Guess, Esq.
KLEE, TUCHIN, BOGDANOFF & STERN LLP
1999 Avenue of the Stars, 39th Floor
Los Angeles, CA 90067
Tel: (310) 407-4022
Fax: (310) 407-9090
E-mail: lbogdanoff@ktbslaw.com
mtuchin@ktbslaw.com
dguess@ktbslaw.com

Counsel to the Debtors and Debtors in Possession

[1]	The Debtors and the last four digits of their respective federal taxpayer identification numbers are as follows: Seal123, Inc. (f/k/a The Wet Seal, Inc.) (5940); Seal123 Retail, Inc. (f/k/a The Wet Seal Retail, Inc.) (6265), Seal123 Catalog, Inc. (f/k/a Wet Seal Catalog, Inc.) (7604), and Seal123 GC, LLC (f/k/a Wet Seal GC, LLC) (2855-VA). The Debtors’ address is 26972 Burbank, Foothill Ranch, CA 92610.

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Jeffrey N. Pomerantz, Esq.
PACHULSKI, STANG, ZIEHL & JONES, LLP
10100 Santa Monica Blvd., 13th Floor
Los Angeles, CA 90067-4003
Tel: (310) 277-6910
Fax: (310) 201-0760
E-mail: jpomerantz@pszjlaw.com

Robert J. Feinstein, Esq.
PACHULSKI, STANG, ZIEHL & JONES, LLP
780 Third Ave., 34th Floor
New York, NY 10017-2024
Tel: (212) 561-7700
Fax: (212) 561-7777
E-mail: rfeinstein@pszjlaw.com

Bradford J. Sandler, Esq. (DE Bar No. 4142)
PACHULSKI, STANG, ZIEHL & JONES, LLP
919 North Market St., 17th Floor
Wilmington, DE 19801
Tel: (302) 652-4100
Fax: (302) 652-4400
E-mail: bsandler@pszjlaw.com

Counsel to the Creditors’ Committee

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FIRST AMENDED JOINT PLAN OF LIQUIDATION OF

SEAL123, INC. AND SUBSIDIARY DEBTORS AND

THEIR OFFICIAL COMMITTEE OF UNSECURED CREDITORS

INTRODUCTION

The Debtors (as defined below) and the Creditors’ Committee (as defined below) hereby propose this Plan (as defined below), which provides for the resolution of the outstanding Claims (as defined below) and Equity Interests (as defined below) asserted against the Debtors. Reference is made to the Disclosure Statement (as defined below) for (i) a discussion of the Debtors’ history, businesses, properties, results of operations, and projections for future operations, (ii) a summary and analysis of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan and Distributions (as defined below) to be made under this Plan. The Debtors and the Creditors’ Committee are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code (as defined below).

These bankruptcy cases are being jointly administered pursuant to an order of the United States Bankruptcy Court for the District of Delaware. Under Section 5.2 of the Plan and pursuant to the Global Plan Settlement (as defined below), for purposes of voting and distribution in connection with the Plan, the Debtors will be substantively consolidated, meaning that all of the assets and liabilities of the Debtors will be deemed to be the assets and liabilities of a single entity. As a result, the votes to accept or reject the Plan by Holders of Claims against a particular Debtor shall be tabulated as votes to accept or reject the Plan for the substantively- consolidated Debtors. The Plan Proponents reserve the right to make appropriate modifications of the Plan if and to the extent necessary to effectuate confirmation of the Plan.

All Holders of Claims who are entitled to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Rule 3019 of the Bankruptcy Rules (as defined below), and Section 11.6 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan prior to its substantial consummation.

No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith, have been approved for use in soliciting acceptances and rejections of this Plan. Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved and distributed to all Holders of Claims to the extent required by section 1125 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS THERETO) AND THE PLAN, EACH IN ITS ENTIRETY, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

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ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

For purposes of the Plan, except as expressly provided or unless the context otherwise requires:

(a) all capitalized terms used in the Plan and not otherwise defined in the Plan shall have the meanings ascribed to them in this Article I of the Plan;

(b) any capitalized term used in the Plan that is not defined in the Plan, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable;

(c) whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine;

(d) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(e) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time;

(f) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan;

(g) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan;

(h) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and

(i) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

The following capitalized terms used in the Plan shall have following meanings:

1.1 Administrative Claim: A Claim (other than a Professional Fee Claim, but, for the avoidance of doubt, including Ordinary Course Professional Fee Claims) arising under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, to the extent not previously paid, otherwise satisfied, or withdrawn, including, but not limited to, (a) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, (b) all Claims for Stub Rent under section 503(b) of the Bankruptcy Code and lease payments under section 365(d)(5) of the Bankruptcy Code, and (c) all Section 503(b)(9) Claims.

1.2 Administrative Claim Bar Date: The last date by which an Entity must File a request for payment of a Non-Ordinary Course Administrative Claim (other than a Section 503(b)(9)

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Claim), which shall be the date that is forty-five (45) days after the Effective Date, or the first Business Day following such day if the forty-fifth (45th) day after the Effective Date is not a Business Day, or, alternatively, such earlier date as is set by the Bankruptcy Court with the consent of the Liquidation Trustee and Buyer. For the avoidance of doubt, post-petition statutory tax claims shall not be subject to the Administrative Claim Bar Date. For the further avoidance of doubt, the bar date for Section 503(b)(9) Claims was April 10, 2015.

1.3 Allowed, Allowed Claim, or Allowed [            ] Claim: Either (i) any Claim, proof of which is/was Filed on or before the date designated by the Bankruptcy Court as the last date(s) for Filing proofs of Claim with respect to such Claim, or which has been or hereafter is Scheduled by the Debtors on the Schedules as liquidated in amount and not disputed or contingent, unless and until, in either case, an objection to the allowance thereof has been Filed within the Claim Objection Deadline, or is a Claim as to which any objection has been determined, in whole or in part, in favor of the Holder of the Claim by a Final Order of the Bankruptcy Court; (ii) any Administrative Claim, request for payment of which is/was Filed on or before the Administrative Claim Bar Date, which has been determined, in whole or in part, in favor of the Holder of such Administrative Claim by a Final Order of the Bankruptcy Court; or (Hi) a Claim (including an Administrative Claim) that is Allowed (a) in any contract, instrument, or other agreement entered into in connection with the Plan, (b) in a Final Order (including pursuant to a Final Order estimating a Claim pursuant to Section 502(c) of the Bankruptcy Code), (c) pursuant to the terms of the Plan, or (d) for purposes of Distribution by designation of the Liquidation Trustee.

1.4 APA: The Asset Purchase Agreement by and among the Debtors and Buyer, dated as of March 12, 2015, including the Letter Agreement dated March 12, 2015 attached thereto, together with the First Amendment to Asset Purchase Agreement by and among the Debtors and Buyer, dated as of June 30, 2015.

1.5 Assets: Any and all right, title, and interest of the Debtors and their Estates in and to property of whatever type or nature, including their books and records.

1.6	Assumed Claim or Assumed [ ] Claim: Any Claim that is assumed by Buyer pursuant to the APA.

1.7 Avoidance Actions: Any and all avoidance or equitable subordination or recovery actions under section 105(a), 502(d), 510, 542 through 551 and 553 of the Bankruptcy Code or any similar state law causes of action.

1.8 Ballot: The ballot form distributed to each Holder of a Claim entitled to vote to accept or reject this Plan.

1.9	Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as may be amended).

1.10 Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware, or in the event such court ceases to exercise jurisdiction over any Chapter 11 Case, such court or adjunct thereof that exercises jurisdiction over such Chapter 11 Case in lieu of the United States Bankruptcy Court for the District of Delaware.

1.11 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure (as may be amended).

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1.12 BofA: Bank of America, N.A., as its interests appear under the L/C Credit Agreement and L/C Facility Orders, respectively.

1.13 B. Riley: B. Riley Financial, Inc., a Delaware corporation.

1.14 Business Day: Any day, excluding Saturdays, Sundays, or “legal holidays” (as defined in Bankruptcy Rule 9006(a)) on which commercial banks are open for business in Wilmington, Delaware.

1.15 Buyer: Mador Lending, LLC, a Delaware limited liability company; The Wet Seal, LLC, a Delaware limited liability company, as assignee of Mador Lending, LLC under the APA; and The Wet Seal Gift Card, LLC, a Virginia limited liability company, as assignee of Mador Lending, LLC under the APA.

1.16 Cash: Legal tender of the United States of America and equivalents thereof.

1.17 Causes of Action: All (a) litigation, claims and causes of action against any Pre-Petition Officers and Directors; (b) Avoidance Actions (other than the Acquired Avoidance Actions (as defined in the APA)); (c) all rights of the Debtors with respect to the litigation captioned In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, Case No. 1:05-md-01720-MKB-JO (E.D.N.Y.), in which the Debtors are plaintiffs; and (d) all rights (including rights of set-off and rights of recoupment), refunds, claims, counterclaims, demands, causes of action and rights to collect damages of Debtors against third parties to the extent related to any Excluded Asset (as defined in the APA) or Excluded Liability (as defined in the APA). For the avoidance of doubt, Causes of Action shall not include any causes of action, lawsuits, claims, rights of recovery and other similar rights of any Debtor (including, without limitation, Avoidance Actions) (i) against landlords, vendors or other counterparties who are party to any Assumed Contract (as defined in the APA), (ii) against any Participating Vendor (as defined in the APA) and/or (iii) relating in any way to any party who was a beneficiary of a letter of credit or holding proceeds of a letter of credit on or before April 15, 2015.

1.18 Chapter 11 Cases: The voluntary chapter 11 bankruptcy cases commenced by the Debtors, which are being jointly administered under case caption Seal123, Inc., et al., Case No. 15-10081 (CSS).

1.19 Claim: A claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtors or the Estates whether or not asserted or Allowed.

1.20 Claim Objection Deadline: Ninety (90) days after the Effective Date, subject to extension as set forth in Section 8.3 of the Plan.

1.21 Class: A category of Claims or Equity Interests designated pursuant to the Plan.

1.22 Collateral: Any property or interest in property of a Debtor’s Estate that is subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

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1.23 Confirmation: Entry by the Bankruptcy Court of the Confirmation Order.

1.24	Confirmation Date: The date upon which the Confirmation Order is entered by the Bankruptcy Court.

1.25 Confirmation Hearing: Collectively, the hearing or hearings held by the Bankruptcy Court on confirmation of the Plan, as such hearing or hearings may be continued from time to time.

1.26 Confirmation Order: The Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.27 Creditor: Any Holder of a Claim.

1.28 Creditors’ Committee: The Official Committee of Unsecured Creditors appointed by the U.S. Trustee in the Chapter 11 Cases, as it may be reconstituted from time to time.

1.29 Debtor or Debtors: Individually and collectively, Seall23, Inc., a Delaware corporation (f/k/a The Wet Seal, Inc.), Seal123 Retail, Inc., a Delaware corporation (f/k/a The Wet Seal Retail, Inc.), Seal123 Catalog, Inc., a Delaware corporation (f/k/a Wet Seal Catalog, Inc.), and Seal123 GC, LLC, a Virginia limited liability company (f/k/a Wet Seal GC, LLC).

1.30 DIP Facility Order: The Order Pursuant to Sections 105, 361, 362, 363 and 364 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001 and 9014: (1) Authorizing Post-Petition Financing, (2) Granting Liens and Providing Superpriority Administrative Expense Priority, (3) Authorizing Use of Cash Collateral, and (4) Modifying the Automatic Stay [Dkt. No. 454], entered by the Bankruptcy Court on March 19, 2015.

1.31 Disclosure Statement: The Disclosure Statement for the First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors, dated as of August 10, 2015, and all exhibits thereto, as the same may be amended, modified or supplemented.

1.32 Disputed Claim: Any Claim, including any Administrative Claim, that is not an Allowed Claim and which has not been withdrawn, disallowed, or expunged.

1.33 Disputed Claim Reserve: Any reserve established and maintained by the Liquidation Trustee for the payment of Disputed Claims.

1.34 Disputed Ownership Fund: A “disputed ownership fund” within the meaning of Treasury Regulation section 1.468B-9.

1.35 Distribution: The transfer of Cash or other property by the Liquidation Trustee or Buyer, as applicable, to the Holders of Allowed Claims.

1.36 Distribution Record Date: The record date for determining entitlement to receive Distributions under the Plan on account of Allowed General Unsecured Claims, which date shall be (i) with respect to General Unsecured Claims other than Rejection Claims, the third (3rd)

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Business Day after the Effective Date at 5:00 p.m. prevailing Eastern time, (ii) with respect to Rejection Claims, the third (3rd) Business Day after the date for Filing Rejection Claims set forth in Section 6.1 of the Plan at 5:00 p.m. prevailing Eastern time.

1.37 Donlin: Donlin Recano & Co., Inc.

1.38 Effective Date. The date that is the first Business Day on which each condition set forth in Article IX of the Plan has been satisfied or waived as set forth therein.

1.39 Entity: Shall have the meaning set forth in section 101(15) of the Bankruptcy Code. Unless otherwise specified herein, any reference to an Entity as a Holder of a Claim or Equity Interest includes such Entity’s successors, assigns, and affiliates.

1.40 Equity Interests: All previously issued and outstanding common stock, preferred stock, or other equity interests in the Debtors outstanding immediately prior to the Effective Date, including, without limitation, treasury stock and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to convert, exchange, exercise for, or otherwise receive such common stock, preferred stock, or other equity interests.

1.41 Estates: The chapter 11 estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

1.42 Exculpated Parties: (a) the Debtors, (b) the present or former officers and directors of the Debtors (other than the Prepetition Officers and Directors), (c), the Professionals retained by the Debtors pursuant to an Order of the Bankruptcy Court, (d) the Creditors’ Committee, (e) the present or former members of the Creditors’ Committee, and (f) the Professionals retained by the Creditors’ Committee pursuant to an Order of the Bankruptcy Court.

1.43 File, Filed, or Filing: File, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.44 Face Amount: When used in reference to an Allowed Claim, the amount of such Claim that is Allowed, and, when used in reference to a Disputed Claim, (i) the liquidated amount set forth in the proof of claim or request for payment relating to the Disputed Claim (if any); (ii) an amount agreed to by the Liquidation Trustee or Buyer, as applicable, and the Holder of the Disputed Claim; or (iii) if a request for estimation is Filed with respect to such Disputed Claim, the amount at which such Disputed Claim is estimated by the Bankruptcy Court.

1.45 Final Decree: The Order entered pursuant to section 350 of the Bankruptcy Code, Bankruptcy Rule 3022, and Local Rule 5009-1 closing a Chapter 11 Case.

1.46 Final Order: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, that is not subject to stay or appeal, and for which the applicable time within which to take such action has expired, or for which such actions has been adjudicated by the highest court with jurisdiction over the matter.

1.47 General Unsecured Claim: Any unsecured, non-priority Claim against the Debtors or the Estates that is neither an Assumed General Unsecured Claim nor a Subordinated Claim.

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1.48 Global Plan Settlement: The agreement, set forth in Section 5.2 of this Plan which, among other things, provides for the substantive consolidation of the Debtors’ Estates.

1.49 Holder: The Person that is the owner of record of a Claim or Equity Interest, as applicable.

1.50 Impaired: Any Class of Claims or Equity Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.51 Insured Claim: Any Claim or portion of a Claim (other than a Claim held by an employee of the Debtors for workers’ compensation coverage under the workers’ compensation program applicable in the particular state in which the employee is employed by the Debtors) that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

1.52 L/C Cash Collateral: The funds in the “Post-Petition Cash Collateral Account,” as defined in the L/C Facility Orders.

1.53 L/C Credit Agreement: The Senior Secured, Super-Priority Debtor-in-Possession Letter of Credit Agreement, dated as of January 15, 2015, among Bank of America, N.A., as L/C Issuer, and Seal123, Inc. (f/k/a The Wet Seal, Inc.), as Applicant Representative for Seal123, Inc., Seal123 Retail, Inc. (f/k/a The Wet Seal Retail, Inc.), and Seal123 Catalog, Inc. (f/k/a Wet Seal Catalog, Inc.), as the Applicants and debtors in possession, as the same may have been or be amended, modified, restated, or supplemented and in effect from time to time.

1.54 L/C Facility: The letter-of-credit financing under the L/C Credit Agreement.

1.55 L/C Facility Claim: A Claim under or in connection with the L/C Credit Agreement, the L/C Facility Orders, and/or related documents and agreements.

1.56 L/C Facility Orders: Collectively, (a) the Interim Order Pursuant to Sections 105, 361, 362, 363 and 364 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001 and 9014: (1) Authorizing Post-Petition L/C Financing Facility, (2) Granting Liens and Providing Superpriority Administrative Expense Priority, (3) Authorizing Use of Cash Collateral and Providing for Adequate Protection, (4) Modifying the Automatic Stay, and (5) Scheduling a Final Hearing [Dkt. No. 105], entered by the Bankruptcy Court on January 20, 2015, and (b) the Final Order Pursuant to Sections 105, 361, 362, 363 and 364 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001 and 9014: (1) Authorizing Post-Petition L/C Financing Facility, (2) Granting Liens and Providing Superpriority Administrative Expense Priority, (3) Authorizing Use of Cash Collateral and Providing for Adequate Protection, and (4) Modifying the Automatic Stay [Dkt. No. 249], entered by the Bankruptcy Court on February 5, 2015.

1.57 Lien: Any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage, or hypothecation to secure payment of a debt or performance of an obligation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws.

1.58 Liquidation Trust: The trust established for the benefit of the Liquidation Trust Beneficiaries on the Effective Date in accordance with the terms of this Plan and the Liquidation Trust Agreement.

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1.59 Liquidation Trust Agreement: The agreement Filed in the Plan Supplement establishing and delineating the terms and conditions of the Liquidation Trust.

1.60 Liquidation Trust Assets: All Assets of the Estates, including, but not limited to, Cash, the Causes of Action and any proceeds realized or received from such Assets, and all rights of setoff, recoupment, and other defenses against Non-Assumed Claims. For the avoidance of doubt, any assets treated as owned by a Disputed Ownership Fund pursuant to Section 5.4.5(b) of the Plan shall not be treated as Liquidation Trust Assets for federal income tax purposes.

1.61 Liquidation Trust Beneficiaries: The Holders of General Unsecured Claims.

1.62 Liquidation Trustee: Meta Advisors LLC, and any successor thereto, appointed and serving from time to time as Liquidation Trustee under the Liquidation Trust Agreement, acting in its capacity as Liquidation Trustee on behalf of the Liquidation Trust.

1.63 Liquidation Trust Expenses: All reasonable legal and other reasonable professional fees, costs, and expenses incurred by the Liquidation Trustee on account of administration of the Liquidation Trust, including any reasonable administrative fees and expenses, reasonable attorneys’ fees and expenses, reasonable insurance costs, taxes, and reasonable escrow expenses.

1.64 Liquidation Trust Interests: The non-transferable interests in the Liquidation Trust that are issued to Liquidation Trust Beneficiaries pursuant to the Plan.

1.65 Liquidation Trust Oversight Committee: The committee of three (3) Persons established pursuant to Article V of this Plan to oversee the Liquidation Trustee’s performance of its duties and otherwise serve the functions described in this Plan and the Liquidation Trust Agreement.

1.66 Local Rules: The Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.

1.67 Multi-Debtor Consolidated Claim: Any Claim, or portion thereof, as to which two or more Debtors are co-liable as a legal or contractual matter, including, without limitation, based on principles of joint or several liability or based upon contractual guarantees.

1.68 Non-Assumed Claim or Non-Assumed [            ] Claim: Any Claim that is not an Assumed Claim.

1.69 Non-Ordinary Course Administrative Claim: Any Administrative Claim that is not an Ordinary Course Administrative Claim.

1.70 Order: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any case or the docket of any other court of competent jurisdiction.

1.71 Ordinary Course Administrative Claim: Any Administrative Claim with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11

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Cases (including, without limitation, Ordinary Course Professional Fee Claims, wages, salaries, and commissions for services rendered after the Petition Date and before the Effective Date); provided, that in no event shall obligations arising after the Petition Date from personal injury, property damage, products liability, consumer complaints, employment law, secondary payor liability, or any tort or equitable claims be Ordinary Course Administrative Claims. Further, Claims for Stub Rent under section 503(b) of the Bankruptcy Code, Claims in connection with the cure of defaults under unexpired leases and executory contracts under section 365(b) of the Bankruptcy Code, and Section 503(b)(9) Claims are not Ordinary Course Administrative Claims.

1.72 Ordinary Course Professional: Any Ordinary Course Professional, as that term is defined in the Order Authorizing the Debtors to Retain, Employ, and Compensate Certain Professionals Utilized by the Debtors in the Ordinary Course of Business [Dkt. No. 325].

1.73 Ordinary Course Professional Fee Claim: A Claim of an Ordinary Course Professional for compensation or reimbursement of costs and expenses relating to services incurred during the period from the Petition Date through the Effective Date.

1.74 Person: An individual or Entity, limited liability company, corporation, partnership, association, trust or unincorporated organization, joint venture or other person or a government or any agency or political subdivision thereof.

1.75 Petition Date: January 15, 2015, the date on which the Debtors Filed their voluntary chapter 11 petitions for relief in the Bankruptcy Court.

1.76 Plan: The First Amended Joint Plan of Liquidation of Seal 123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors, dated as of August 10, 2015, and all exhibits thereto, including, without limitation, the Plan Supplement, as the same may be amended, modified or supplemented.

1.77 Plan Proponents: The Debtors and Creditors’ Committee.

1.78 Plan Supplement: The ancillary documents necessary to the implementation and effectuation of the Plan, including, without limitation, the form of Liquidation Trust Agreement and the identity of the initial members of the Liquidation Trust Oversight Committee, which shall be Filed on or before the date that is seven (7) days prior to the Voting Deadline.

1.79 Prepetition Credit Agreement Claim: A Claim under or in connection with that certain Amended and Restated Credit Agreement dated as of February 3, 2011 (as amended, modified or supplemented prior to the Petition Date), and/or related documents and agreements.

1.80 Prepetition Officers and Directors: The officers and directors of any Debtor that (a) at no time were officers or directors of a Debtor from the Petition Date through the Effective Date, and (b) are not Transferred Employees (as defined in the APA).

1.81 Priority Claim: A Claim that is entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim and a Priority Tax Claim.

1.82 Priority Tax Claim: A Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

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1.83 Professional: Any professional (other than an Ordinary Course Professional) employed in the Chapter 11 Cases pursuant to sections 327, 328, 1103, or 1104 of the Bankruptcy Code or any professional or other Person (in each case, other than an Ordinary Course Professional) seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(3) or 503(b)(4) of the Bankruptcy Code.

1.84 Professional Fee Claim: A Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred during the period from the Petition Date through the Effective Date.

1.85 Professional Fee Reserve: The reserve established and funded by the Liquidation Trustee pursuant to Section 11.2 of the Plan to provide sufficient funds to satisfy in full unpaid Allowed Professional Fee Claims.

1.86 Pro Rata: The proportion that the Allowed Claim in a particular Class bears to the aggregate amount of (a) Allowed Claims in such Class as of the date of determination, plus (b) Disputed Claims in such Class as of the date of determination, in their aggregate Face Amounts or such other amount: (i) as calculated by the Liquidation Trustee on or before the date of any such Distribution; (ii) as determined by an Order of the Bankruptcy Court estimating such Disputed Claim; or (iii) as directed by a Final Order of the Bankruptcy Court.

1.87 Rejection Claim: Any Claim for monetary damages as a result of the rejection of an executory contract or unexpired lease pursuant to the Confirmation Order.

1.88 Released Parties: (a) Buyer, (b) Rodam, (c) Versa Capital Management, LLC, (d) B. Riley, (e) the Debtors, (f) the Creditors’ Committee, and (g) each of the preceding entities’ respective present or former members, officers, managers, directors, employees, consultants, professionals, advisors, agents, and other representatives, including, without limitation, attorneys, accountants, and financial advisors, and their respective subsidiaries and affiliates, and the successors or assigns of the foregoing, in each case solely in their capacities as such; provided, however, that the Prepetition Officers and Directors are not Released Parties.

1.89 Release Opt-Out: The item set forth in the Ballots, due by the Voting Deadline, pursuant to which Holders of Claims in Class 5 that do not otherwise vote to accept or reject the Plan may opt out of the releases set forth in Section 11.12 of the Plan.

1.90 Releasing Parties: (a) The Debtors, (b) the Estates, (c) any Entity seeking to exercise the rights of the Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, (d) Rodam, and (e) all Holders of Claims in Class 5 that (i) vote to accept the Plan or (ii) do not otherwise vote to accept or reject the Plan and do not timely submit a Release Opt-Out indicating such Holder’s decision to not participate in the releases set forth in Section 11.12 of the Plan; provided, however, that, for the avoidance of doubt, Holders of Claims in Class 5 that do not receive Distributions solely as a result of Section 7.6 of the Plan are not Releasing Parties.

1.91 Rodam: Rodam, LLC, a Delaware limited liability company, an affiliate of Buyer.

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1.92 Rodam Claims: The claims held by Rodam against each of the Debtors.

1.93 Sale Order: The Order Authorizing (A) the Sale of Substantially All of the Debtors’ Assets Free and Clear of All Claims, Liens, Rights, Interests and Encumbrances; (B) the Debtors to Enter Into and Perform Their Obligations Under the Asset Purchase Agreement; and (C) the Debtors to Assume and Assign Certain Executory Contracts and Unexpired Leases [Dkt. No. 538], entered on April 1, 2015.

1.94 Scheduled: Any Claim set forth on the Schedules.

1.95 Schedules: The Schedules of Assets and Liabilities Filed by the Debtors, as such Schedules may be amended from time to in accordance with Bankruptcy Rule 1009.

1.96 Section 503(b)(9) Claim: A Claim arising under section 503(b)(9) of the Bankruptcy Code for the value of any goods received by the Debtors within twenty (20) days before the Petition Date that were sold to the Debtors in the ordinary course of their business.

1.97 Section 503(b)(9) Claim Reserve: The reserve established, maintained and controlled by the Buyer pursuant to Section 8.6 of the Plan to provide sufficient funds to satisfy in full unpaid Allowed Section 503(b)(9) Claims.

1.98 Secured Claim: A Claim that is (i) secured by a valid, perfected, and enforceable Lien on property in which the Debtors or the Estates have an interest that is not subject to avoidance, or (ii) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Creditor’s interest in such property or to the extent of the amount subject to setoff, as applicable, all as determined pursuant to sections 506(a) and 1111(b) of the Bankruptcy Code.

1.99 Securities Law Claim: Any Claim that is subject to subordination under section 510(b) of the Bankruptcy Code, whether or not the subject of an existing lawsuit, (a) arising from rescission of a purchase or sale of any equity securities of any Debtor or an affiliate of any Debtor, (b) for damages arising from the purchase or sale of any such equity security, (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims, or (d) except as otherwise provided for in the Plan, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including, without limitation (i) any prepetition indemnification, reimbursement or contribution obligations of the Debtors, pursuant to the Debtors’ corporate charters, by-laws, agreements entered into any time prior to the Petition Date, or otherwise, and relating to Claims otherwise included in the foregoing clauses (a) through (c), and (ii) Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the sale of equity securities, or otherwise subject to section 510(b) of the Bankruptcy Code.

1.100 Stub Rent: Rent covering a period of a Debtor’s postpetition tenancy for which payment became due prepetition.

1.101 Subordinated Claim: Any Securities Law Claim or other Claim that is subordinated to General Unsecured Claims pursuant to section 510 of the Bankruptcy Code or Final Order of the Bankruptcy Court.

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1.102 Unimpaired: Any Class of Claims that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

1.103 U.S. Trustee: The Office of the United States Trustee for the District of Delaware.

1.104 Voting Deadline: The date and time by which all Ballots to accept or reject the Plan must be received in order to be counted under the Order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information, pursuant to section 1125(a) of the Bankruptcy Code, and authorizing the Debtors to solicit acceptances of the Plan.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

2.1 Unclassified Claims. Holders of the following Claims are not entitled to vote on the Plan:

1.	L/C Facility Claims

2.	Assumed Non-Ordinary Course Administrative Claims

3.	Non-Assumed Non-Ordinary Course Administrative Claims

4.	Assumed Ordinary Course Administrative Claims

5.	Professional Fee Claims

6.	Priority Tax Claims

2.2 Unimpaired Classes of Claims. Holders of Claims in the following Unimpaired Classes of Claims are deemed to have accepted the Plan and are not entitled to vote on the Plan:

1.	Prepetition Credit Agreement Claims (Class 1)

2.	Secured Claims (Class 2)

3.	Priority Claims (Class 3)

4.	Assumed General Unsecured Claims (Class 4)

2.3 Impaired/Voting Class of Claims. Holders of Claims in the following Impaired Class of Claims are entitled to vote on the Plan:

1.	General Unsecured Claims (Class 5)

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2.4 Impaired/Non-Voting Classes of Claims and Equity Interests. Holders of Claims and Equity Interests in the following Impaired Classes of Claims and Equity Interests are deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan:

1.	Subordinated Claims (Class 6)

2.	Equity Interests (Class 7)

ARTICLE III

TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.1 Unclassified Claims.

3.1.1 L/C Facility Claims. All L/C Facility Claims are Allowed. On the Effective Date, BofA, as the Holder of the Allowed L/C Facility Claim, shall have such rights as appear in the L/C Credit Agreement and the L/C Facility Orders, including, without limitation, retaining its first-priority, duly-perfected Lien and security interest in and upon the L/C Cash Collateral as provided for under the L/C Credit Agreement and the L/C Facility Orders, respectively. If as of the Effective Date there remain any outstanding letters of credit, the L/C Credit Agreement shall remain in full force and effect until such time as all outstanding letters of credit have either been returned undrawn, or fifteen (15) days after the expiration date thereof and no drawing or presentation has been made. BofA shall further retain the L/C Cash Collateral relating to outstanding letters of credit until such time as all such letters of credit have either been returned undrawn, or fifteen (15) days after the expiration date thereof and no drawing or presentation has been made, at which time BofA shall release the L/C Cash Collateral to Buyer in accordance with the APA. Notwithstanding any contrary provision or term in the Plan, at the election of Buyer, in lieu of BofA retaining the L/C Cash Collateral, Buyer may deliver to BofA a back-to- back letter of credit issued by a financial institution reasonably satisfactory to BofA, in an amount equal to the sum of the L/C Cash Collateral then on deposit in the Pre-Petition Cash Collateral Account and the Post-Petition Cash Collateral Account (in each case as defined in the L/C Facility Orders), in which case BofA shall release the L/C Cash Collateral to Buyer. From and after the Effective Date, BofA, as L/C Issuer (as defined in the L/C Credit Agreement), may apply L/C Cash Collateral on deposit to satisfy the letter of credit obligations without any further notice to any party and without any order of the Bankruptcy Court; and the Confirmation Order shall provide that BofA, as L/C Issuer (as defined in the L/C Credit Agreement), is granted relief from any applicable injunction imposed by the Plan and/or the Confirmation Order to enable it to apply the L/C Cash Collateral in respect of drawings and letter of credit fees when due and/or for reimbursement and/or payment of any other amounts that may become due under the L/C Credit Agreement (as provided in the L/C Credit Agreement and L/C Facility Orders).

3.1.2 Assumed Non-Ordinary Course Administrative Claims. Except as otherwise provided for herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) thirty (30) days following the date on which an Assumed Non-Ordinary Course Administrative Claim becomes an Allowed Assumed Non-Ordinary Course Administrative Claim, the Holder of such Allowed Assumed Non-Ordinary Course Administrative Claim shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Assumed Non-Ordinary Course Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Assumed Non-Ordinary Course Administrative Claim or (b) such other less favorable treatment as to which such Holder and Buyer shall have agreed upon in writing. Allowed Assumed Non-Ordinary Course Administrative Claims shall be paid by Buyer pursuant to the APA.

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3.1.3 Non-Assumed Non-Ordinary Course Administrative Claims. Except as otherwise provided for herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) thirty (30) days following the date on which a Non-Assumed Non-Ordinary Course Administrative Claim becomes an Allowed Non-Assumed Non-Ordinary Course Administrative Claim, the Holder of such Allowed Non-Assumed Non-Ordinary Course Administrative Claim shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Non-Assumed Non-Ordinary Course Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Non-Assumed Non-Ordinary Course Administrative Claim or (b) such other less favorable treatment as to which such Holder and the Liquidation Trustee shall have agreed upon in writing. Allowed Non-Assumed Non-Ordinary Course Administrative Claims shall be paid solely by the Liquidation Trust. Buyer shall have no obligation to pay any such Claims.

3.1.4 Assumed Ordinary Course Administrative Claims. Assumed Ordinary Course Administrative Claims shall be paid by Buyer in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Holders of Assumed Ordinary Course Administrative Claims are not required to File a request for payment of such Claims.

3.1.5 Professional Fee Claims. Professional Fee Claims shall be paid as set forth in Section 11.2 of the Plan.

3.1.6 Priority Tax Claims. In full satisfaction, settlement, and release of and in exchange for such Claims, Allowed Priority Tax Claims shall be paid by Buyer, at Buyer’s option, as follows: (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim on the later of the Effective Date or thirty (30) days following the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, (b) in regular installment payments in Cash over a period not exceeding five (5) years after the Petition Date, plus interest on the unpaid portion thereof at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Confirmation Date occurs, and (c) such other treatment as to which the Holder of an Allowed Priority Tax Claim and the Buyer shall have agreed upon in writing.

3.2 Unimpaired Classes of Claims.

3.2.1 Class 1: Prepetition Credit Agreement Claims. Subject to the L/C Facility Orders and the DIP Facility Order, including the provisions of each relating to the subordination and/or release, and priorities, of Liens, all Liens, Claims, rights, and adequate protection held by any Holder of an Allowed Prepetition Credit Agreement Claim as of the Effective Date with respect to such Claim are preserved until such time as such Holder has been paid by the Liquidation Trust in Cash equal to the value of such Claim. Class 1 is Unimpaired and therefore Holders of Prepetition Credit Agreement Claims are conclusively presumed to have accepted the Plan.

3.2.2 Class 2: Secured Claims. On, or as soon as reasonably practicable after, the later of (i) the Effective Date and (ii) thirty (30) days following the date on which a Secured Claim becomes an Allowed Secured Claim, the Holder of such Allowed Secured Claim shall receive, at the election of the Liquidation Trustee or Buyer (solely to the extent that the Secured Claim is an Assumed Claim) in full satisfaction, settlement, and release of and in exchange for, such Allowed Secured Claim, (i) Cash equal to the value of such Claim, (ii) the return of the Holder’s Collateral securing such Claim, (iii) such Claim reinstated pursuant to sections 1124(1) or 1124(2) of the Bankruptcy Code, or (iv) such other less favorable treatment as to which such

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Holder and the Liquidation Trustee or Buyer, as applicable, shall have agreed upon in writing. Any Holder of an Allowed Secured Claim shall retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold by the Liquidation Trust free and clear of such Lien) to the same extent and with the same priority as such Lien held as of the Effective Date until such time as (A) such Holder (i) has been paid Cash equal to the value of such Claim, (ii) has received a return of the Collateral securing such Claim, (iii) has such Claim reinstated pursuant to sections 1124(1) or 1124(2) of the Bankruptcy Code, or (iv) has been afforded such other less favorable treatment as to which such Holder and the Liquidation Trustee or Buyer, as applicable, shall have agreed upon in writing; or (B) such purported Lien has been determined by an Order of the Bankruptcy Court to be invalid or otherwise avoidable. Class 2 is Unimpaired and therefore Holders of Secured Claims are conclusively presumed to have accepted the Plan.

3.2.3 Class 3: Priority Claims. On, or as soon as reasonably practicable after, the later of (i) the Effective Date and (ii) thirty (30) days following the date on which a Priority Claim becomes payable pursuant to any agreement between Buyer and the Holder of such Priority Claim or (iii) the date on which a Priority Claim becomes payable pursuant to and as specified by an Order of the Bankruptcy Court, the Holder of such Allowed Priority Claim shall receive solely from Buyer pursuant to the APA, in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Claim, either (i) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Claim or (ii) such other less favorable treatment as to which such Holder and Buyer shall have agreed upon in writing. Class 3 is Unimpaired and therefore Holders of Priority Claims are conclusively presumed to have accepted the Plan.

3.2.4 Class 4: Assumed General Unsecured Claims. The Holder of an Assumed General Unsecured Claim shall receive solely from Buyer pursuant to the APA, in full satisfaction, settlement, and release of and in exchange for such Assumed General Unsecured Claim, payment in full of such Claim in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Class 4 is Unimpaired and therefore Holders of Assumed General Unsecured Claims are conclusively presumed to have accepted the Plan.

3.3 Impaired/Voting Classes of Claims.

3.3.1 Class 5: General Unsecured Claims.

(a) On, or as soon as reasonably practicable after the Effective Date, the Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, and release of and in exchange for such Claim, (i) its Pro Rata share of the Liquidation Trust Interests, or (ii) such other less favorable treatment as to which such Holder and the Liquidation Trustee shall have agreed upon in writing. Pursuant to the Global Plan Settlement, Holders of Allowed General Unsecured Claims that constitute Multi-Debtor Consolidated Claims shall hold a single Allowed General Unsecured Claim against the Debtors that is in an Allowed amount that is 150% of the Face Amount of such Holder’s Allowed Multi-Debtor Consolidated Claim against a single Debtor. (By way of illustration, an Entity that holds an Allowed General Unsecured Claim in the Face Amount of $1,000,000 against a Debtor based on a contract and against another Debtor based upon a guarantee with respect to that contract will be entitled to an Allowed General Unsecured Claim in the Allowed amount of $1,500,000 against the Debtors.) No Distributions shall be made by the Liquidation Trust to Holders of Allowed General Unsecured Claims prior to the Administrative Claim Bar Date. Class 5 is Impaired and therefore Holders of General Unsecured Claims are entitled to vote on the Plan.

(b) Rodam has agreed in writing to vote the Rodam Claims to accept the Plan and that, upon the Effective Date, the Rodam Claims would be subordinate to all other Allowed General Unsecured Claims. Accordingly, upon the Effective Date, the Rodam Claims shall be Allowed General Unsecured Claims, but shall not be entitled to any distribution until all other Allowed General Unsecured Claims are paid in full in accordance with the Plan.

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3.4 Impaired/Non-Voting Classes of Claims and Equity Interests.

3.4.1 Class 6: Subordinated Claims. On the Effective Date, Holders of Subordinated Claims shall not be entitled to, and shall not receive or retain any property or interest in property under the Plan on account of such Subordinated Claims. Class 6 is deemed to have rejected the Plan and therefore Holders of Subordinated Claims are not entitled to vote on the Plan.

3.4.2 Class 7: Equity Interests. As of the Effective Date, all Equity Interests of any kind shall be deemed void, cancelled, and of no further force and effect and the Holders thereof shall not receive or retain any property or interest in property under the Plan on account of such Equity Interests. Class 7 is deemed to have rejected the Plan and therefore Holders of Equity Interests are not entitled to vote on the Plan.

3.5 Special Provisions Regarding Insured Claims.

(a) Any Allowed General Unsecured Claim with respect to an Insured Claim shall be limited to the amount by which the Allowed Insured Claim exceeds the total coverage available with respect to such Insured Claim under the Debtors’ applicable insurance policies.

(b) If there is insurance, any party with rights against or under the applicable insurance policy, including, without limitation, Buyer, the Liquidation Trust, and Holders of Insured Claims, may pursue such rights.

(c) Nothing in this Section 3.5 shall constitute a waiver of any causes of action the Debtors or the Liquidation Trust may hold against any Entity, including the Debtors’ insurance carriers; and nothing in this Section 3.5 is intended to, shall, or shall be deemed to preclude any Holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any Distribution such Holder may receive under the Plan; provided, however, that the Debtors and the Liquidation Trustee do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.

(d) The Plan shall not expand the scope of, or alter in any other way, the rights and obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including Buyer, the Debtors and the Liquidation Trustee, the existence, primacy and/or scope of available coverage under any alleged applicable policy. The Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any proof of claim or the Debtors’ rights and defenses to such proofs of claim.

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3.6 Provision Governing Allowance and Defenses to Claims. On and after the Effective Date, the Liquidation Trust shall have all of the Debtors’ and the Estates’ rights under Section 558 of the Bankruptcy Code. Nothing under the Plan shall affect the rights and defenses of the Debtors, the Estates, and the Liquidation Trust in respect of any Claim, including all rights in respect of legal and equitable objections, defenses, setoffs, or recoupment against such Claims; provided, however, that with respect to a Multi-Debtor Consolidated Claim, such rights, defenses, setoffs, or recoupments against such Claim shall not be affected by the substantive consolidation of the Estates of the Debtors and will apply to a Multi-Debtor Consolidated Claim only to the extent that such rights, defenses, setoffs, or recoupments would have applied against the Claims underlying the Multi-Debtor Consolidated Claim had the substantive consolidation of the Estates of the Debtors not taken place. The Liquidation Trust may, but shall not be required to, setoff against any Claim (for purposes of determining the Allowed amount of such Claim on which Distribution shall be made), any claims of any nature whatsoever that the Estates or the Liquidation Trust may have against the Claim Holder, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidation Trust of any such Claim it may have against such Claim Holder. The Liquidation Trustee may designate any Non-Assumed Claim as Allowed at any time from and after the Effective Date.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

4.1 Impaired Class of Claims Entitled to Vote. Only the votes of Holders of Claims in Class 5 shall be solicited with respect to the Plan.

4.2 Acceptance by an Impaired Class. In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, Class 5 shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds ( 2⁄3) in dollar amount and more than one-half ( 1⁄2) in number of the Allowed Claims in Class 5 that have timely and properly voted to accept or reject the Plan.

4.3 Presumed Acceptances by Unimpaired Classes. Class 1, Class 2, Class 3, and Class 4 are Unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, the Holders of Claims in such Unimpaired Classes are conclusively presumed to have accepted the Plan, and, therefore, the votes of the Holders of such Claims shall not be solicited.

4.4 Impaired Classes Deemed to Reject Plan. Holders of Claims and Equity Interests in Class 6 and Class 7 are not entitled to receive or retain any property or interests in property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Holders are deemed to have rejected the Plan, and, therefore, the votes of such Holders shall not be solicited.

4.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. Because at least one Impaired Class is deemed to have rejected the Plan, the Plan Proponents will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Plan Proponents reserve the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any schedule or exhibit, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

4.6 Elimination of Vacant Classes. Any Class of Claims or Equity Interests that does not contain, as of the date of the commencement of the Confirmation Hearing, a Holder of an

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Allowed Claim or Equity Interest, or a Holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

ARTICLE V

IMPLEMENTATION OF THE PLAN AND THE LIQUIDATION TRUST

5.1 Implementation of the Plan. The Plan will be implemented by, among other things, the establishment of the Liquidation Trust, the transfer to the Liquidation Trust of the Assets of the Estates, including, without limitation, all Cash and the Causes of Action, and the making of Distributions by the Liquidation Trust in accordance with the Plan and Liquidation Trust Agreement.

5.2 Global Plan Settlement and Substantive Consolidation.

The Plan contemplates and is predicated upon entry of an Order substantively consolidating the Debtors’ Estates and the Chapter 11 Cases pursuant to the Global Plan Settlement set forth below, approval of which is being sought under Bankruptcy Rule 9019.

(a) Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code and Bankruptcy Rule 9019, effective as of the Effective Date, of the substantive consolidation of the Estates of the Debtors for the purposes of confirming and consummating the Plan, including, but not limited to, voting, Confirmation and Distribution, and the Bankruptcy Court’s findings that the substantive consolidation of the Estates of the Debtors to the extent set forth herein is (i) in exchange for good and valuable consideration provided by each of the Estates (including, without limitation, performance of the terms of the Plan), and a good-faith settlement and compromise of the released claims, (ii) in the best interests of the Debtors, the Estates and all Holders of Claims, (iii) fair, equitable, and reasonable, and (iv) effected after due notice and opportunity for hearing.

(b) Pursuant to the Global Plan Settlement, on and after the Effective Date, (i) all Assets and liabilities of the Debtors shall be treated as though they were pooled, (ii) each Claim filed or to be filed against any Debtor shall be deemed filed as a single Claim against, and a single obligation of, the Debtors, (iii) all Claims held by a Debtor against any other Debtor shall be cancelled or extinguished, (iv) no Distributions shall be made under the Plan on account of any Claim held by a Debtor against any other Debtor, (v) the Equity Interests shall be cancelled, (vi) no Distributions shall be made under the Plan on account of any Equity Interest held by a Debtor in any other Debtor, (vii) all guarantees of any Debtors of the obligations of any other Debtor shall be eliminated so that any Claim against any Debtor and any Claim based upon a guarantee thereof executed by any other Debtor shall be treated as one Multi-Debtor Consolidated Claim against the substantively-consolidated Debtors, and (viii) any joint or several liability of any of the Debtors shall be one obligation of the substantively-consolidated Debtors and any Claims based upon such joint or several liability shall be treated as one Multi-Debtor Consolidated Claim against the substantively-consolidated Debtors.

(c) The substantive consolidation of the Debtors under the Plan and pursuant to the Global Plan Settlement shall not (other than for purposes related to funding Distributions under the Plan) affect (i) the legal and organizational structure of the Debtors, (ii) executory

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contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or rejected, (iii) any agreements entered into by the Liquidation Trust on or after the Effective Date, (iv) the Debtors’ or the Liquidation Trust’s ability to subordinate or otherwise challenge Claims on an entity-by-entity basis, (v) any Causes of Action or Avoidance Actions or defenses thereto, which in each case shall survive entry of the Confirmation Order as if there had been no substantive consolidation of the Estates of the Debtors, and (vi) distributions to the Debtors or the Liquidation Trust from any insurance policies or the proceeds thereof. Notwithstanding the substantive consolidation called for herein and pursuant to the Global Plan Settlement, each and every Debtor shall remain responsible for the payment of U.S. Trustee fees pursuant to 28 U.S.C. § 1930 until its particular case is closed, dismissed or converted.

(d) Pursuant to the Global Plan Settlement, Holders of Allowed General Unsecured Claims that constitute Multi-Debtor Consolidated Claims shall hold a single Allowed General Unsecured Claim against the substantively-consolidated Debtors that is in an Allowed amount that is 150% of the Face Amount of such Holder’s Allowed Multi-Debtor Consolidated Claim against a single Debtor. (By way of illustration, an Entity that holds an Allowed General Unsecured Claim in the Face Amount of $1,000,000 against a Debtor based on a contract and against another Debtor based upon a guarantee with respect to that contract will be entitled to an Allowed General Unsecured Claim in the Allowed amount of $1,500,000 against the Debtors.)

(e) The Plan and Disclosure Statement, jointly, shall serve as, and shall be deemed to be, a motion for entry of an Order of the Bankruptcy Court under Bankruptcy Rule 9019 approving the Global Plan Settlement and the associated substantive consolidation of the Debtors’ Estates and Chapter 11 Cases. If no objection to the Global Plan Settlement is timely filed and served by any Holder of an Impaired Claim affected by the Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Global Plan Settlement may be approved by the Bankruptcy Court as part of the Confirmation Order. If any such objections are timely filed and served, the Global Plan Settlement and the objections thereto shall be considered by the Bankruptcy Court at the Confirmation Hearing.

5.3 The Debtors’ Post-Effective Date Corporate Affairs.

5.3.1 Debtors’ Directors and Officers. On the Effective Date, each of the Debtors’ directors and officers shall be terminated automatically without the need for any corporate action or approval and without the need for any corporate filings, and shall have no continuing obligations to the Debtors following the occurrence of the Effective Date.

5.3.2 Wind-Up and Dissolution of the Debtors. The Debtors shall be dissolved automatically effective on the Effective Date without the need for any corporate action or approval and without the need for any corporate filings. On the Effective Date or as soon thereafter as is reasonably practicable, the Liquidation Trustee shall wind-up the affairs of the Debtors, if any, and file final tax returns for the Debtors. The Liquidation Trust shall bear the cost and expense of the wind-up of the affairs of the Debtors, if any, and the cost and expense of the preparation and filing of the final tax returns for the Debtors.

5.4 Liquidation Trust.

5.4.1 Creation and Governance of the Liquidation Trust. On the Effective Date, the Debtors and the Liquidation Trustee shall execute the Liquidation Trust Agreement and

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shall take all steps necessary to establish the Liquidation Trust in accordance with the Plan and the beneficial interests therein, which shall be for the benefit of the Liquidation Trust Beneficiaries. Additionally, on the Effective Date the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred to the Liquidation Trust all of their rights, title, and interest in and to all of the Liquidation Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, except as specifically provided in the Plan, the Confirmation Order, the L/C Credit Agreement, or the L/C Facility Orders, the Liquidation Trust Assets shall automatically vest in the Liquidation Trust free and clear of all Claims, Liens, encumbrances, or interests subject only to (i) the Liquidation Trust Interests and the Liquidation Trust Expenses, as provided for in the Plan and the Liquidation Trust Agreement, and (ii) Claims required to be paid by the Liquidation Trust pursuant to the Plan with priority over General Unsecured Claims, including, without limitation, Administrative Claims and Professional Fee Claims; and such transfer shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax. The Liquidation Trustee shall be the exclusive trustee of the Liquidation Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Liquidation Trust shall be governed by the Liquidation Trust Agreement and administered by the Liquidation Trustee. The powers, rights, and responsibilities of the Liquidation Trustee shall be specified in the Liquidation Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in this Article V, subject to any required reporting to the Liquidation Trust Oversight Committee as may be set forth in the Liquidation Trust Agreement. The Liquidation Trust shall hold and distribute the Liquidation Trust Assets in accordance with the provisions of the Plan and the Liquidation Trust Agreement. Other rights and duties of the Liquidation Trustee and the Liquidation Trust Beneficiaries shall be as set forth in the Liquidation Trust Agreement. For the avoidance of doubt, after the Effective Date, the Debtors and the Estates shall have no interest in the Liquidation Trust Assets, the transfer of the Liquidation Trust Assets to the Liquidation Trust is absolute, and the Liquidation Trust Assets shall not be held or deemed to be held in trust by the Liquidation Trustee on behalf of any of the Debtors or the Estates.

5.4.2 Purpose of the Liquidation Trust. The Liquidation Trust shall be established for the purpose of pursuing or liquidating the Liquidation Trust Assets, reconciling and objecting to Non-Assumed Claims, as provided for in the Plan, and making Distributions to the Liquidation Trust Beneficiaries in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

5.4.3 Liquidation Trustee and Liquidation Trust Agreement.

(a) The Liquidation Trust Agreement generally will provide for, among other things:

(i) the payment of the Liquidation Trust Expenses;

(ii) the payment of other reasonable expenses of the Liquidation Trust;

(iii) the retention of counsel, accountants, financial advisors, or other professionals and the payment of their reasonable compensation;

(iv) the investment of Cash by the Liquidation Trustee within certain limitations, including those specified in the Plan;

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(v) the orderly liquidation of the Liquidation Trust Assets;

(vi) litigation of any Causes of Action, which may include the prosecution, settlement, abandonment, or dismissal of any such Causes of Action, subject to reporting and oversight by the Liquidation Trust Oversight Committee;

(vii) the prosecution and resolution of objections to Non-Assumed Claims, subject to reporting and oversight by the Liquidation Trust Oversight Committee; and

(viii) the establishment of such Disputed Claim Reserves as the Liquidation Trustee deems appropriate.

(b) Except as otherwise ordered by the Bankruptcy Court, the Liquidation Trust Expenses shall be paid from the Liquidation Trust Assets in accordance with the Plan and Liquidation Trust Agreement. The Liquidation Trustee shall establish a reserve for the payment of Liquidation Trust Expenses and shall periodically replenish such reserve, as necessary.

(c) The Liquidation Trustee, on behalf of the Liquidation Trust, may employ, without further order of the Bankruptcy Court, professionals (including those previously retained by the Creditors’ Committee) to assist in carrying out its duties hereunder and may compensate and reimburse the reasonable expenses of these professionals without further Order of the Bankruptcy Court from the Liquidation Trust Assets in accordance with the Plan and the Liquidation Trust Agreement.

(d) The Liquidation Trust Agreement may include reasonable and customary provisions that allow for indemnification by the Liquidation Trust in favor of the Liquidation Trustee and the Liquidation Trust Oversight Committee. Any such indemnification shall be the sole responsibility of the Liquidation Trust and payable solely from the Liquidation Trust Assets.

(e) In furtherance of and consistent with the purpose of the Liquidation Trust and the Plan, the Liquidation Trustee, for the benefit of the Liquidation Trust, shall, subject to reporting and oversight by the Liquidation Trust Oversight Committee: (i) hold the Liquidation Trust Assets for the benefit of the Liquidation Trust Beneficiaries, (ii) make Distributions to the Liquidation Trust Beneficiaries as provided herein and in the Liquidation Trust Agreement, and (iii) have the sole power and authority to prosecute and resolve any Causes of Action and objections to Non-Assumed Claims, without approval of the Bankruptcy Court. The Liquidation Trustee shall be responsible for all decisions and duties with respect to the Liquidation Trust and the Liquidation Trust Assets, except as otherwise provided in the Plan and the Liquidation Trust Agreement. In all circumstances, the Liquidation Trustee shall act in the best interests of the Liquidation Trust Beneficiaries pursuant to the terms of the Plan and the Liquidation Trust Agreement.

5.4.4 Compensation and Duties of Liquidation Trustee. The salient terms of the Liquidation Trustee’s employment, including the Liquidation Trustee’s duties and compensation shall be set forth in the Liquidation Trust Agreement. The Liquidation Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of bankruptcy cases.

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5.4.5 United States Federal Income Tax Treatment of the Liquidation Trust.

(a) For all United States federal income tax purposes, the parties shall treat the transfer of the Liquidation Trust Assets to the Liquidation Trust as: (i) a transfer of the Liquidation Trust Assets directly to the applicable Liquidation Trust Beneficiaries, followed by (ii) the transfer by the Liquidation Trust Beneficiaries to the Liquidation Trust of such Liquidation Trust Assets in exchange for the Liquidation Trust Interests; provided, however, that the Liquidation Trust Assets will be subject to (x) Claims required to be paid by the Liquidation Trust pursuant to the Plan with priority over General Unsecured Claims, including, without limitation, Administrative Claims and Professional Fee Claims, and (y) any post-Effective Date obligations incurred by the Liquidation Trust relating to the pursuit of Liquidation Trust Assets. Accordingly, the applicable Liquidation Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Liquidation Trust Assets. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

(b) The Plan permits the Liquidation Trustee to establish Disputed Claim Reserves. The Liquidation Trustee may, at the Liquidation Trustee’s sole discretion, file a tax election to treat any such Disputed Claim Reserve as a Disputed Ownership Fund or other taxable entity rather than as a part of the Liquidation Trust for federal income tax purposes. If such election is made, the Liquidation Trust shall comply with all tax reporting and tax compliance requirements applicable to the Disputed Ownership Fund or other taxable entity, including, but not limited to, the filing of separate income tax returns for the Disputed Ownership Fund or other taxable entity and the payment of any federal, state or local income tax due.

5.4.6 Tax Reporting.

(a) The Liquidation Trustee shall file tax returns for the Liquidation Trust treating the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a).

(b) The Liquidation Trustee shall be responsible for payment, out of the Liquidation Trust Assets, of any taxes imposed on the Liquidation Trust or its assets.

(c) The Liquidation Trustee shall distribute such notices to the applicable Liquidation Trust Beneficiaries as the Liquidation Trustee determines are necessary or desirable.

5.4.7 Liquidation Trust Assets. The Liquidation Trustee shall have the exclusive right, on behalf of the Liquidation Trust, to institute, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw any and all Causes of Action without any further order of the Bankruptcy Court, except as otherwise provided herein or in the Liquidation Trust Agreement. From and after the Effective Date, the Liquidation Trustee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Liquidation Trust, shall serve as a representative of the Estates with respect to any and all Causes of Action and shall retain and possess the right to commence, pursue, settle, compromise, or abandon, as appropriate, any and all Causes of Action in any court or other tribunal.

5.4.8 Liquidation Trust Expenses. From and after the Effective Date, the Liquidation Trust shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Liquidation Trust and any professionals retained by the Liquidation Trust from the Liquidation Trust Assets, except as otherwise provided in the Liquidation Trust Agreement.

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5.4.9 Distributions by Liquidation Trustee. The Liquidation Trustee, in its discretion, may make Distributions at any time following the Administrative Claim Bar Date, provided that such Distributions are otherwise permitted under, and not inconsistent with, the terms of the Plan, the Liquidation Trust Agreement, and applicable law.

5.4.10 Cash Investments. The Liquidation Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

5.4.11 Dissolution of the Liquidation Trust. The Liquidation Trustee and the Liquidation Trust shall be discharged or dissolved, as the case may be, at such time as: (a) the Liquidation Trustee determines that the pursuit of additional Causes of Action is not likely to yield sufficient additional proceeds to justify further pursuit of such Causes of Action, (b) all objections to Disputed Claims are fully resolved, and (c) all Distributions required to be made by the Liquidation Trust have been made, but in no event shall the Liquidation Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion made within the six-month period before such fifth anniversary (and, in the event of further extension, by order of the Bankruptcy Court, upon motion made at least six months before the end of the preceding extension), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on, and liquidation of, the Liquidation Trust Assets. Upon dissolution of the Liquidation Trust, any remaining Liquidation Trust Assets that exceed the amounts required to be paid under the Plan may be transferred by the Liquidation Trustee to the American Bankruptcy Institute Endowment Fund.

5.4.12 Control Provisions. To the extent there is any inconsistency between The Plan as it relates to the Liquidation Trust and the Liquidation Trust Agreement, the Plan shall control.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1 Executory Contracts and Unexpired Leases. Subject to the occurrence of the Effective Date, all executory contracts and unexpired leases of the Debtors that have not been assumed and assigned, or rejected, prior to the Confirmation Date shall be deemed rejected, pursuant to the Confirmation Order, as of the Confirmation Date. Any Creditor asserting a Rejection Claim shall File a proof of claim within thirty (30) days of the Effective Date.

6.2 Rejection Claims. Any Rejection Claims that are not timely Filed pursuant to Section 6.1 of the Plan shall be forever disallowed and barred. If one or more Rejection Claims are timely Filed pursuant to Section 6.1 of the Plan, the Liquidation Trustee may File an objection to any Rejection Claim on or prior to the Claim Objection Deadline.

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ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

7.1 Distributions for Allowed Claims.

(a) Except as otherwise provided herein or as ordered by the Bankruptcy Court, all Distributions to Holders of Allowed Claims as of the applicable distribution date shall be made on or as soon as practicable after the applicable distribution date. Distributions on account of Claims that first become Allowed Claims after the applicable distribution date shall be made pursuant to Section 8.5 of the Plan and on the day selected by the Liquidation Trustee.

(b) The Liquidation Trustee may accelerate any distribution date with respect to Distributions on account of Allowed General Unsecured Claims other than the initial distribution date if the facts and circumstances so warrant and to the extent not inconsistent with the Plan.

(c) Distributions made as soon as reasonably practicable after the Effective Date or such other date set forth herein shall be deemed to have been made on such date.

7.2 Interest on Claims. Except to the extent provided in section 506(b) of the Bankruptcy Code, the Plan, or the Confirmation Order, or under or in connection with the L/C Facility Orders, post-petition interest shall not accrue or be paid on Claims, and no Holder of an Allowed Claim shall be entitled to interest accruing on any Claim from and after the Petition Date.

7.3 Distributions by Liquidation Trustee and Buyer as Disbursing Agents. The Liquidation Trustee shall serve as the disbursing agent under the Plan with respect to Distributions to Holders of Allowed Claims required to be paid by the Liquidation Trust pursuant to this Plan. Buyer shall serve as the disbursing agent with respect to Distributions to Holders of Allowed Claims required to be paid by Buyer pursuant to the APA and the Sale Order. The Liquidation Trustee and Buyer, as applicable, shall make all Distributions required to be made to such Holders of Allowed Claims, in the case of the Liquidation Trustee, pursuant to the Plan and the Liquidation Trust Agreement, and, in the case of the Buyer, pursuant to the APA and the Sale Order. Neither the Liquidation Trustee nor the Buyer shall be required to give any bond or surety or other security for the performance of their duties as disbursing agents unless otherwise ordered by the Bankruptcy Court.

7.4 Means of Cash Payment.

(a) Cash payments under this Plan shall be made, at the option, and in the sole discretion, of the Liquidation Trustee or Buyer, as applicable, by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Liquidation Trustee or Buyer, as applicable. Cash payments to foreign creditors may be made, at the option, and in the sole discretion, of the Liquidation Trustee or Buyer, as applicable, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by the Liquidation Trustee or Buyer, as applicable, shall be null and void if not cashed within one hundred and twenty (120) days of the date of the issuance thereof. Requests for reissuance of any check within one hundred and twenty (120) days of the date of the issuance thereof shall be made directly to the Liquidation Trustee or Buyer, as applicable.

(b) For purposes of effectuating Distributions under the Plan, any Claim denominated in foreign currency shall be converted to U.S. Dollars pursuant to the applicable published exchange rate in effect on the Petition Date.

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7.5 Fractional Distributions. Notwithstanding anything in the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down), with half cents or more being rounded up and fractions less than half of a cent being rounded down.

7.6 De Minimis Distributions. Notwithstanding anything to the contrary contained in the Plan, the Liquidation Trustee and Buyer, as applicable, shall not be required to distribute, and shall not distribute, Cash or other property to the Holder of any Allowed Claim if the amount of Cash or other property to be distributed on account of such Claim is less than $25, and such amount, solely with respect to the Liquidation Trustee, shall be distributed in accordance with the terms of the Plan and the Liquidation Trust Agreement. Any Holder of an Allowed Claim on account of which the amount of Cash or other property to be distributed is less than $25 shall be forever barred from asserting such Claim against Liquidation Trust Assets or the Buyer.

7.7 Delivery of Distributions. Distributions to Holders of Allowed General Unsecured Claims shall be made (a) at the addresses set forth on the proofs of claim Filed by such Holders, (b) at the addresses reflected in the Schedules if no proof of claim has been Filed, or (c) at the addresses set forth in any written notices of address changes delivered to the Liquidation Trustee or to Buyer, as applicable. If any Holder’s Distribution is returned as undeliverable, a reasonable effort shall be made to determine the current address of such Holder, but no further Distributions to such Holder shall be made unless and until the Liquidation Trustee or Buyer, as applicable, is notified of such Holder’s then current address, at which time all missed Distributions shall be made to such Holder without interest. The responsibility to provide the Liquidation Trustee or Buyer, as applicable, a current address of a Holder of Claims shall always be the responsibility of such Holder. Except as set forth above, nothing contained in the Plan shall require the Liquidation Trustee or Buyer, as applicable, to attempt to locate any Holder of an Allowed General Unsecured Claim. Amounts in respect of undeliverable Distributions made by the Liquidation Trustee shall be held in trust on behalf of the Holder of the Claim to which they are payable by the Liquidation Trust until the earlier of the date that such undeliverable Distributions are claimed by such Holder and one hundred twenty (120) days after the date the undeliverable Distributions were made.

7.8 Application of Distribution Record Date. At the close of business on the Distribution Record Date, the claims registers for all General Unsecured Claims shall be closed, and there shall be no further changes in the record holders of General Unsecured Claims. Except as provided herein, the Liquidation Trustee and Buyer, as applicable, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of General Unsecured Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the claims registers as of the close of business on the Distribution Record Date irrespective of the number of Distributions to be made under the Plan to such Entities or the date of such Distributions.

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7.9 Withholding, Payment, and Reporting Requirements with Respect to Distributions. All Distributions under the Plan to be made by the Liquidation Trustee and Buyer, as applicable, shall, to the extent applicable, comply with all tax withholding, payment, and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Distributions shall be subject to any such withholding, payment, and reporting requirements. The Liquidation Trustee and Buyer, as applicable, shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements. The Liquidation Trustee or the Buyer, as applicable, may require, in its sole and absolute discretion and as a condition to the receipt of any Distribution, that the Holder of an Allowed General Unsecured Claim complete and return to the Liquidation Trust or the Buyer, as applicable, the appropriate Form W-8 or Form W-9, as applicable to each Holder. Notwithstanding any other provision of the Plan, (a) each Holder of an Allowed Claim that is to receive a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such Distribution, and including, in the case of any Holder of a Disputed Claim that has become an Allowed Claim, any tax obligation that would be imposed upon the Liquidation Trust or Buyer, as applicable, in connection with such Distribution, and (b) no Distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements reasonably satisfactory to the Liquidation Trustee or Buyer, as applicable, for the payment and satisfaction of such withholding tax obligations or such tax obligation that would be imposed upon the Liquidation Trust or Buyer, as applicable, in connection with such Distribution.

7.10 Setoffs. The Liquidation Trust or the Buyer, as applicable, may, but shall not be required to, set off against any Claim or any Allowed Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors, the Liquidation Trust, or the Buyer, as applicable, may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidation Trust or the Buyer, as applicable, of any such claim that it may have against such Holder.

7.11 No Distribution in Excess of Allowed Amounts. Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim (excluding Distributions with respect to Multi-Debtor Consolidated Claims pursuant to Section 3.3.1(a) and Section 5.2(d) of the Plan and payments on account of interest due and payable from and after the Effective Date pursuant to the Plan, if any).

7.12 Allocation of Distributions. All Distributions received under the Plan by Holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

7.13 Joint Distributions. The Liquidation Trustee may, in its sole discretion, make Distributions jointly to any Holder of a Claim and any other Entity who has asserted, or whom the Liquidation Trustee has determined to have, an interest in such Claim.

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7.14 Forfeiture of Distributions. If the Holder of a Claim fails to cash a check payable to it within the time period set forth in Section 7.4(a), fails to claim an undeliverable Distribution within the time limit set forth in Section 7.7, or fails to complete and return to the Liquidation Trust the appropriate Form W-8 or Form W-9 within one hundred twenty (120) days of the request by the Liquidation Trust or Buyer, as applicable, for the completion and return to it of the appropriate form pursuant to Section 7.9, then such Holder shall be deemed to have forfeited its right to any reserved and future Distributions from the Liquidation Trust or Buyer, as applicable, any Liquidation Trust Interests held by such Holder shall be deemed cancelled, and the Claims of such Holder shall be forever barred. If the forfeited Distributions relate to Non-Assumed Claims, they shall become unrestricted Liquidation Trust Assets and be redistributed to the Liquidation Trust Beneficiaries after reserving as necessary for payment of Liquidation Trust Expenses and otherwise in compliance with this Article and the Liquidation Trust Agreement. In the event the Liquidation Trustee determines, in its sole discretion, that any such amounts are too small in total to redistribute cost-effectively to the Liquidation Trust Beneficiaries, the Liquidation Trustee may instead donate them to the American Bankruptcy Institute Endowment Fund free of any restrictions thereon, notwithstanding any federal or state escheat laws to the contrary. If the forfeited Distributions relate to Assumed Claims, they shall be returned to Buyer free of any restrictions thereon, notwithstanding any federal or state escheat laws to the contrary.

ARTICLE VIII

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO

8.1 Objections to and Resolution of Disputed Claims. Subject to Section 8.2, from and after the Effective Date, the Liquidation Trustee (acting in accordance with the terms of the Liquidation Trust Agreement) shall have the exclusive authority to compromise, resolve and Allow any Disputed Claim that is a Non-Assumed Claim without the need to obtain approval from the Bankruptcy Court, and any agreement entered into by the Liquidation Trustee (acting in accordance with the terms of the Liquidation Trust Agreement) with respect to the Allowance of any Non-Assumed Claim shall be conclusive evidence and a final determination of the Allowance of such Claim. Correspondingly, subject to Section 8.2, from and after the Effective Date, Buyer shall have the exclusive authority to compromise, resolve and Allow any Disputed Claim that is an Assumed Claim without the need to obtain approval from the Bankruptcy Court, and any agreement entered into by Buyer with respect to the Allowance of any Assumed Claim shall be conclusive evidence and a final determination of the Allowance of such Claim.

8.2 Limitations on Allowance and Reclassification of Claims. Notwithstanding Section 8.1, the Liquidation Trustee shall not consent or agree to the Allowance or reclassification of any Claim as an Administrative Claim or Priority Claim without the written consent of Buyer (including by email). Notwithstanding Section 8.1, Buyer shall not consent or agree to the Allowance or reclassification of any Claim as a General Unsecured Claim without the written consent of the Liquidation Trustee (including by email); provided, however, that Buyer may seek to obtain the Allowance or reclassification of a Claim as a General Unsecured Claim by Order of the Bankruptcy Court, subject to the Liquidation Trustee’s right to object thereto.

8.3 Claim Objections. All objections to Claims (other than Professional Fee Claims, which shall be governed by Section 11.2 of this Plan) shall be Filed by the Liquidation Trustee or Buyer, as applicable, on or before the Claim Objection Deadline, which date may be extended upon

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presentment of an Order to the Bankruptcy Court by the Liquidation Trustee or the Buyer prior to the expiration of such period and without need for notice or hearing. The Claim Objection Deadline shall be automatically extended as provided by Local Rule 9006-2 upon the Filing of a proposed form of order by the Liquidation Trustee or Buyer, as applicable, requesting an extension of the Claim Objection Deadline. If a timely objection has not been Filed to a proof of claim or the Schedules have not been amended with respect to a Claim that was scheduled by the Debtors but was not Scheduled by the Debtors as contingent, unliquidated, and/or disputed, then the Claim to which the proof of claim or Scheduled Claim relates will be treated as an Allowed Claim.

8.4 Estimation of Contingent or Unliquidated Claims. The Liquidation Trustee or the Buyer, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court so estimates any contingent or unliquidated Claim, that estimated amount shall constitute the Allowed amount of such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another.

8.5 Distributions on Account of Disputed Claims. No payments or Distributions will be made on account of a Disputed Claim or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is a Disputed Claim, until such Disputed Claim becomes an Allowed Claim. The Liquidation Trustee or the Buyer, as applicable, shall, on the applicable distribution date, make Distributions on account of any Disputed Claim that has become an Allowed Claim. Such Distributions shall be based upon the Distributions that would have been made to the Holder of such Claim under the Plan if such Claim had been an Allowed Claim on the Effective Date in the amount ultimately Allowed.

8.6 Section 503(b)(9) Claim Reserve. Unless, on or prior to the Effective Date, all timely-filed Section 503(b)(9) Claims have been paid, otherwise satisfied, withdrawn or disallowed, on the Effective Date, the Buyer shall establish the Section 503(b)(9) Claim Reserve in the Face Amount of all timely-filed Section 503(b)(9) Claims against the Debtors that have not been paid, otherwise satisfied, withdrawn or disallowed. If the Debtors, the Creditors’ Committee and the Buyer are unable to agree on an amount by which the Section 503(b)(9) Claim Reserve is to be funded, the Debtors, the Creditors’ Committee and the Buyer shall submit the issue to the Bankruptcy Court, which, following notice and a hearing, shall fix the amount of the required reserve. All Section 503(b)(9) Claims that have not previously been paid, otherwise satisfied, withdrawn or disallowed shall be paid from the Section 503(b)(9) Claim Reserve; provided, however, that no payment shall be made to the Holder of a Section 503(b)(9) Claim without either the consent of the Buyer or an Order of the Bankruptcy Court. The Buyer shall be permitted to reduce and release the reserve commensurate with the disposition (i.e., payment, other satisfaction, withdrawal or disallowance) of all timely-filed Section 503(b)(9) Claims.

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ARTICLE IX

CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE

9.1 Conditions to the Occurrence of the Effective Date. The occurrence of the Effective Date shall not occur and the Plan shall not be consummated unless and until each of the following conditions has been satisfied or duly waived pursuant to Section 9.2 of the Plan:

(i) the Bankruptcy Court shall have entered the Confirmation Order;

(ii) the Confirmation Order shall not be subject to any stay;

(iii) the Liquidation Trust Agreement shall have been executed;

(iv) the Liquidation Trust shall have been established and the Liquidation Trust Assets shall have been transferred to and vested in the Liquidation Trust free and clear of all Claims and Equity Interests, except as specifically provided in the Plan and the Liquidation Trust Agreement;

(v) the Professional Fee Reserve shall be funded pursuant to Section 11.2 of the Plan in an amount agreed to by the Debtors and the Creditors’ Committee or, if there is a dispute concerning the amount of the funding required, in an amount fixed by the Bankruptcy Court; and

(vi) the Section 503(b)(9) Claim Reserve shall be funded pursuant to Section 8.6 of the Plan in an amount agreed to by the Debtors, the Creditors’ Committee and the Buyer or, if there is a dispute concerning the amount of the funding required, in an amount fixed by the Bankruptcy Court; provided, that this condition to the occurrence of the Effective Date shall be deemed waived if, on or prior to the Effective Date, all timely-filed Section 503(b)(9) Claims against the Debtors have been paid, otherwise satisfied, withdrawn or disallowed.

9.2 Waiver of Conditions to the Occurrence of the Effective Date. The conditions to the Effective Date set forth in Section 9.1 of the Plan may be waived in writing by the Plan Proponents at any time without further Order.

9.3 Effect of Non-Occurrence of Conditions to the Effective Date. If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Sections 9.1 and 9.2 of the Plan, the Plan Proponents reserve all rights to seek an order from the Bankruptcy Court directing that the Confirmation Order be vacated. If the Confirmation Order is vacated pursuant to this Section 9.3 of the Plan, (i) the Plan shall be null and void in all respects, and (ii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims by or against, or any Equity Interest in, the Debtors, the Estates, or any other Person, or (b) prejudice in any manner the rights of the Debtors, the Estates, or any other Person.

ARTICLE X

RETENTION OF JURISDICTION

10.1 Scope of Retained Jurisdiction. Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain

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exclusive jurisdiction over all matters arising out of, or related to, these Chapter 11 Cases and the Plan to the fullest extent permitted by law (provided, however, that notwithstanding the foregoing, with respect to all civil proceedings arising in or related to the Chapter 11 Cases and the Plan, the Bankruptcy Court shall have original but not exclusive jurisdiction, in accordance with section 1334(b) of title 28 of the United States Code), including, among other things, jurisdiction to do the following:

(a) allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured, or unsecured status of any Claim not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the Holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims;

(b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(c) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required cure or the liquidation or allowance of any Claims arising therefrom;

(d) effectuate performance of and payments under the provisions of the Plan and APA and enforce remedies upon any default under the Plan and APA;

(e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, including, without limitation, the Avoidance Actions and the Causes of Action, and with respect to the Plan;

(f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created, executed, or contemplated in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

(g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

(h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any Order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i) issue injunctions, enter and implement other Orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(j) enter and implement such Orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

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(k) hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, the APA, the Sale Order, or any contract, instrument, release, or other agreement or document created, executed, or contemplated in connection with any of the foregoing documents and Orders;

(1) enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

(m) except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

(n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o) hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;

(p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

(q) resolve any cases, controversies, suits, or disputes related to the Liquidation Trust, including the Liquidation Trust Assets, and related to the APA, including relating to claims against Buyer by Holders of Assumed Claims; and

(r) enter a final decree closing the Chapter 11 Cases.

10.2 Failure of the Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Section 10.1 of the Plan, the provisions of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Non-Ordinary Course Administrative Claims. Subject to the last sentence of this Section 11.1, all requests for payment of a Non-Ordinary Course Administrative Claim must be Filed with the Bankruptcy Court and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, and counsel to the U.S. Trustee no later than the Administrative Claim Bar Date. In the event of an objection to allowance of a Non-Ordinary Course Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Non-Ordinary Course Administrative Claim. Post-petition statutory tax claims shall not be subject to the Administrative Claim Bar Date.

11.2 Professional Fee Claims. All final requests for payment of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be

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made by application Filed with the Bankruptcy Court and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, and counsel to the U.S. Trustee no later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such applications must be Filed and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, counsel to the Creditors’ Committee, counsel to the U.S. Trustee and the requesting Professional on or before the date that is twenty-one (21) days after the date on which the applicable application was served (or such longer period as may be allowed by Order of the Bankruptcy Court or by agreement with the requesting Professional). All Professional Fee Claims shall be paid to the extent approved by Order of the Bankruptcy Court within five (5) Business Days from entry of such Order by the Buyer to the extent it is liable under the APA and by the Liquidation Trust to the extent not paid by the Buyer. On the Effective Date, the Liquidation Trustee shall establish the Professional Fee Reserve. The Professional Fee Reserve shall vest in the Liquidation Trust and shall be maintained by the Liquidation Trustee in accordance with the Plan and the Liquidation Trust Agreement. The Liquidation Trust shall fund the Professional Fee Reserve on the Effective Date in an amount that is agreed upon by the Debtors and the Creditors’ Committee prior to the Confirmation Date and that approximates the total projected amount of unpaid Professional Fee Claims on the Effective Date not paid by the Buyer under the APA. If the Debtors and the Creditors’ Committee are unable to agree on an amount by which the Professional Fee Reserve is to be funded, the Debtors and the Creditors’ Committee shall submit the issue to the Bankruptcy Court, which, following notice and a hearing, shall fix the amount of the required funding. All Professional Fee Claims that have not previously been paid, otherwise satisfied, or withdrawn shall be paid from the Professional Fee Reserve. Any excess funds in the Professional Fee Reserve shall be released to the Liquidation Trust to be used for other purposes consistent with the Plan and the Liquidation Trust Agreement.

11.3 Payment of Statutory Fees; Filing of Quarterly Reports. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date shall be paid by the Liquidation Trust. The Liquidation Trust shall have the obligation to pay quarterly fees to the Office of the United States Trustee pursuant to section 1930 of title 28 of the United States Code through the entry of the Final Decree for each of the Debtors or the dismissal or conversion of the Chapter 11 Cases. Notwithstanding anything to the contrary in the Plan, the U.S. Trustee shall not be required to file any proofs of claim with respect to quarterly fees payable pursuant to section 1930 of title 28 of the United States Code.

11.4 Special Provisions Concerning the APA. On and after the Effective Date the Liquidation Trustee shall be the assignee of the Debtors under the APA with all of the Debtors’ rights thereunder, including to enforce the APA against Buyer. Nothing in the Plan shall expand the Assumed Liabilities (as defined under the APA) or modify or amend the APA or the Sale Order, and the terms of the Plan shall be interpreted consistent with the APA and the Sale Order. The consideration paid by Buyer under or in connection with the APA is the only consideration to be provided by Buyer under or in connection with the Plan. Pursuant to the APA, Buyer shall have no liability for any Liquidation Trust Expenses. Pursuant Section 6.13(b) of the APA, the Plan must be in a form reasonably acceptable to Buyer.

11.5 Dissolution of Creditors’ Committee. On the Effective Date, the Creditors’ Committee shall dissolve and all members, employees, or agents thereof shall be released and

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discharged from all rights and duties arising from or related to the Chapter 11 Cases, provided, however, that (a) the Creditors’ Committee shall continue in existence and its Professionals shall continue to be retained with respect to applications Filed or to be Filed pursuant to sections 330 and 331 of the Bankruptcy Code and (b) the Liquidation Trust shall be deemed the successor to the Creditors’ Committee with respect to any motions seeking to enforce the Plan and the transactions contemplated hereunder or the Confirmation Order and any pending appeals and related proceedings.

11.6 Modifications and Amendments.

(a) The Plan Proponents may alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date; provided, however, that any alterations, modifications, or amendments to the Plan, pursuant to Section 6.13(c) of the APA, must be reasonably acceptable to Buyer. All alterations, amendments, or modifications to the Plan must comply with section 1127 of the Bankruptcy Code. The Plan Proponents shall provide parties in interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or Order of the Bankruptcy Court. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim of such Holder.

(b) After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, the Debtors or the Liquidation Trustee, as applicable, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings (i) pursuant to Section 6.13(c) of the APA, are reasonably acceptable to Buyer, and (ii) do not adversely affect the treatment of Holders of Claims under the Plan without the consent of the Creditors’ Committee or Liquidation Trustee. Such proceedings must comply with section 1127 of the Bankruptcy Code. To the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim of such Holder.

11.7 Severability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted, is valid and enforceable pursuant to its terms.

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11.8 Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Entity.

11.9 Compromises and Settlements. From and after the Effective Date, the Liquidation Trustee may compromise and settle the Claims against the Debtors that are Non-Assumed Claims, subject to Section 8.2 of the Plan, as well as Causes of Action and Avoidance Actions that the Liquidation Trust may have against other Entities without any further approval by the Bankruptcy Court. From and after the Effective Date, only Buyer may compromise and settle the Claims against the Debtors that are Assumed Claims, subject to Section 8.2 of the Plan. Until the Effective Date, the Debtors expressly reserve the right to compromise and settle (subject to the approval of the Bankruptcy Court and, to the extent required under the APA, the approval of Buyer) Claims against them, Avoidance Actions, Causes of Action, or other claims that they may have against other Entities.

11.10 Binding Effect of Plan. Upon the Effective Date, section 1141 of the Bankruptcy Code shall become applicable with respect to the Plan and the Plan shall be binding on all parties to the fullest extent permitted by section 1141(a) of the Bankruptcy Code.

11.11 Non-Discharge of the Debtors; Injunction. In accordance with section 1141(d)(3) of the Bankruptcy Code, this Plan does not discharge the Debtors. Section 1141(c) of the Bankruptcy Code nevertheless provides, among other things, that the property dealt with by the Plan is free and clear of all Claims and Equity Interests against the Debtors. As such, no Entity holding a Claim against the Debtors may receive any payment from, or seek recourse against, any assets that are to be distributed under this Plan other than assets required to be distributed to that Entity under the Plan. As of the Confirmation Date, all parties are precluded from asserting against any property to be distributed under this Plan any Claims, rights, causes of action, liabilities, or Equity Interests based upon any act, omission, transaction, or other activity that occurred before the Confirmation Date except as expressly provided in this Plan or the Confirmation Order.

11.12 Releases and Related Matters.

(a) On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Releasing Parties shall be deemed to have forever released, waived, and discharged each of the Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including, without limitation, Avoidance Actions), and liabilities whatsoever, whether known or unknown, whether foreseen or unforeseen, whether liquidated or unliquidated, whether fixed or contingent, whether matured or unmatured, existing or hereafter arising, at law, in equity, or otherwise, that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the conduct of the Debtors’ business, the Chapter 11 Cases, the Plan or any other previously-proposed chapter 11 plan of reorganization or plan sponsorship agreement, the APA, or the Sale Order, except for acts or omissions that are determined in a Final Order to have constituted actual fraud, gross negligence or willful misconduct; provided, however, that nothing in this Section 11.12 shall affect any Person’s rights, claims or causes of action against the Debtors, the Liquidation Trust or Buyer

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under the Plan, the Confirmation Order, the APA, the Sale Order, the L/C Credit Agreement, or the L/C Facility Orders, or the liabilities or obligations of such parties thereunder.

(b) Entry of the Confirmation Order shall constitute (i) the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in this Section 11.12, and (ii) the Bankruptcy Court’s findings that such releases are (1) in exchange for good and valuable consideration provided by the Released Parties (including, without limitation, performance of the terms of the Plan), and a good-faith settlement and compromise of the released claims, (2) in the best interests of the Debtors, the Estates, and all Holders of Claims that are Releasing Parties, (3) fair, equitable, and reasonable, (4) given and made after due notice and opportunity for hearing, and (5) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties.

(c) Each Holder of a Claim in Class 5 shall be a Releasing Party and, as such, provides the releases set forth in this Section 11.12, unless such Holder either (a) votes to reject the Plan or (b) does not otherwise vote to accept or reject the Plan but timely submits a Release Opt-Out indicating such Holder’s decision to not participate in the releases set forth in this Section 11.12. For the avoidance of doubt, Holders of Claims in Class 5 that do not receive Distributions solely as a result of Section 7.6 of the Plan are not Releasing Parties. For the further avoidance of doubt, each Holder of a Claim in Class 5 that votes to accept the Plan (other than a Holder that does not receive Distributions solely as a result of Section 7.6) is a Releasing Party, and any Release Opt-Out that might be submitted by any such Holder that voted to accept the Plan shall be void and of no effect.

11.13 Exculpation and Limitation of Liability. On the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, to the maximum extent permitted by law, none of the Exculpated Parties shall have or incur any liability to any Entity, including, without limitation, to any Holder of a Claim or an Equity Interest, for any post-petition act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the formulation, negotiation, preparation, dissemination, solicitation of acceptances, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created, executed, or contemplated in connection with the Plan, or the administration of the Plan or the property to be distributed under the Plan; provided, however, that nothing in this Section 11.13 shall affect any Person’s rights, claims or causes of action against the Debtors under the Plan, the Confirmation Order, the APA, the Sale Order, the L/C Credit Agreement, or the L/C Facility Orders, or the Debtors’ liabilities or obligations thereunder; and provided, further, that the exculpation provisions of this Section 11.13 shall not apply to acts or omissions constituting fraud, willful misconduct, intentional misconduct, or gross negligence by such Exculpated Party as determined by a Final Order. The Exculpated Parties shall be entitled to rely upon the written advice of counsel with respect to their duties and responsibilities under, or in connection with, the Chapter 11 Cases, the Plan, and administration thereof. The Confirmation Order shall serve as a permanent injunction against any Person seeking to enforce any claim or cause of action against the Exculpated Parties that has been exculpated pursuant to this Section 11.13 of the Plan.

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11.14 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in or arising from the Plan or the Confirmation Order), shall remain in full force and effect through and including the Effective Date.

11.15 Revocation, Withdrawal, or Non-Consummation. The Plan Proponents reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of liquidation. If the Plan Proponents revoke or withdraw the Plan prior to the Confirmation Date, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims) and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims against, or any Equity Interests in, any Debtor, or any Avoidance Actions, Causes of Action or other claims by or against any Debtor, the Creditors’ Committee, Buyer, or any Entity, (ii) prejudice in any manner the rights of any Debtor, the Creditors’ Committee, Buyer, or any Entity in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor, the Creditors’ Committee, Buyer, or any other Entity.

11.16 Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Rule 9006(a) of the Bankruptcy Rules shall apply.

11.17 Headings. The headings of articles, paragraphs, and subparagraphs of the Plan are inserted for convenience only and shall not affect the interpretation of any provision of the Plan.

11.18 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of Delaware shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan and (b) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor; in each case without giving effect to the principles of conflicts of law thereof.

11.19 Claims and Noticing Agent. At the option of the Liquidation Trustee, Donlin, in its capacity as claims and noticing agent, shall continue to serve the Liquidation Trustee. Donlin shall be compensated in accordance with that certain Standard Claims Administration and Noticing Agreement, dated January 7, 2015, or such other terms as Donlin and the Liquidation Trustee may agree in writing, without the need for further Bankruptcy Court authorization or approval; provided, however, that the Bankruptcy Court shall retain jurisdiction over any disputes related to payment of any fees claimed by Donlin. Except to the extent the Bankruptcy Court orders otherwise, Donlin shall comply in all respects with Local Rule 2002-1(f).

11.20 Notices. Following the Effective Date, all pleadings and notices Filed in the Chapter 11 Cases shall be served solely on (i) the Liquidation Trustee and its counsel, (ii) Buyer, (iii) the U.S. Trustee, (iv) any party whose rights are affected by the applicable pleading or notice, and (v) any party Filing a request for notices and papers on and after the Effective Date.

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11.21 Final Decree. Upon the Liquidation Trustee’s determination that all Claims have been Allowed, disallowed, expunged or withdrawn, and that all Causes of Action held by the Liquidation Trust have either been finally resolved or abandoned, the Liquidation Trustee shall move for the entry of a Final Decree pursuant to section 350 of the Bankruptcy Code. On entry of the Final Decree, the members of the Liquidation Trust Oversight Committee, the Liquidation Trustee, and the Liquidation Trust’s professionals and agents shall be deemed discharged under the Liquidation Trust Agreement and have no further duties or obligations thereunder. Upon a motion by the Liquidation Trustee, the Bankruptcy Court may enter an order relieving the members of the Liquidation Trust Oversight Committee, the Liquidation Trustee, and the Liquidation Trust’s professionals and agents of any further duties, discharging and releasing those Persons from all liability related to the Liquidation Trust, and releasing the Liquidation Trustee’s bond, if any. The Liquidation Trustee may request the entry of the Final Decree notwithstanding the fact that not all Assets have been monetized and distributed to the Holders of Allowed Claims.

11.22 Conflicts with the Plan. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement and any other Order in the Chapter 11 Cases, or any other agreement to be executed by any Person pursuant to the Plan, the provisions of the Plan shall control and take precedence; provided, however, that the Confirmation Order shall control and take precedence in the event of any inconsistency between the Confirmation Order, any provision of the Plan, and any of the foregoing documents.

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ARTICLE XII

REQUEST FOR CONFIRMATION

12.1 Request for Confirmation. The Plan Proponents request Confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code.

IN WITNESS WHEREOF, the Plan Proponents have executed the Plan this 10th day of August 2015.

Debtors

By:	/s/ Bill Langsdorf
	Name:	Bill Langsdorf
	Title:	Chief Executive Officer

Creditors’ Committee

By:	/s/ Ronald M. Tucker
Simon Property Group, Inc.
Solely in its Capacity as Chair of the Official Committee of Unsecured Creditors
	Name:	Ronald M. Tucker

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Exhibit B

Notice of Confirmation and Effective Date

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IN THE UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
SEAL123, INC., et al.,[1]	)	Case No. 15-10081 (CSS)
)
Debtors.	)	Jointly Administered
)
)

NOTICE OF EFFECTIVE DATE OF FIRST AMENDED JOINT PLAN

OF LIQUIDATION OF SEAL123, INC. AND SUBSIDIARY DEBTORS

AND THEIR OFFICIAL COMMITTEE OF UNSECURED CREDITORS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation Order. On [            ], 2015, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No.    ] (the “Confirmation Order”) confirming the First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors [D.I. 969] ((including all exhibits thereto, and as amended, supplemented or modified from time to time pursuant to the terms thereof, the “Plan”)2 in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the “Debtors”).

2. Effective Date. The Effective Date of the Plan was [            ], 2015.

3. Fee Claims. As provided in Section 11.2 of the Plan, all final requests for payment of Professional Fee Claims, pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, for services rendered during the period from the Petition Date through the Effective Date, must be made by application Filed with the Bankruptcy Court and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, and counsel to the U.S. Trustee no later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such applications must be Filed and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, counsel to the Creditors’ Committee, counsel to the U.S. Trustee and the requesting Professional on or before the date that is twenty-one (21) days after the date on which the applicable application was served (or such longer period as may be allowed by Order of the Bankruptcy Court or by agreement with the requesting Professional).

4. Administrative Claim Bar Date. As provided in Section 11.1 of the Plan, all requests for payment of a Non-Ordinary Course Administrative Claim must be Filed with the Bankruptcy Court and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, and counsel to the U.S. Trustee no later than forty-five (45) days after the Effective Date, or the first Business Day following such day if the forty-fifth (45th) day after the Effective Date is not a Business Day.

5. Rejection Claims. Under Section 6.1 of the Plan, as of the Effective Date, all executory contracts and unexpired leases of the Debtors that have not been assumed and assigned, or rejected, prior to the Confirmation Date shall be deemed rejected, pursuant to the Confirmation Order, as of the Confirmation Date. Any Creditor asserting a Rejection Claim shall File a proof of claim within thirty (30) days of the Effective Date. Any Rejection Claims that are not timely Filed pursuant to Section 6.1 of the Plan shall be forever disallowed and barred.

[1]	The Debtors and the last four digits of their respective federal taxpayer identification numbers are as follows: Seal123, Inc. (f/k/a The Wet Seal, Inc.) (5940); Seal123 Retail, Inc. (f/k/a The Wet Seal Retail, Inc.) (6265), Seal123 Catalog, Inc. (f/k/a Wet Seal Catalog, Inc.) (7604), and Seal123 GC, LLC (f/k/a Wet Seal GC, LLC (2855-VA). The Debtors’ address is 26972 Burbank, Foothill Ranch, CA 92610.
[2]	Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan.

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6. Inquiries by Interested Parties. Copies of the Confirmation Order may be examined free of charge at https://www.donlinrecano.com/Clients/wsi/Dockets. The Confirmation Order is also on file with the Bankruptcy Court and may be viewed by accessing the Bankruptcy Court’s website at www.deb.uscourts.gov. To access documents on the Bankruptcy Court’s website, you will need a PACER password arid login, which can be obtained at www.pacer.psc.uscourts.gov.

Dated:	, 2015
Wilmington, Delaware

Michael R. Nestor (Bar No. 3526)		Jeffrey N. Pomerantz, Esq.
Maris J. Kandestin (Bar No. 5294)		PACHULSKI, STANG, ZIEHL & JONES, LLP
Travis G. Buchanan (Bar No. 5595)		10100 Santa Monica Blvd., 13th Floor
YOUNG CONAWAY STARGATT & TAYLOR, LLP		Los Angeles, CA 90067-4003
Rodney Square		Tel: (310) 277-6910
1000 North King Street		Fax: (310) 201-0760
Wilmington, Delaware 19801		E-mail: jpomerantz@pszjlaw.com
Tel:	(302) 571-6600
Fax:	(302) 571-1253	Robert J. Feinstein, Esq.
Email:	mnestor@ycst.com	PACHULSKI, STANG, ZIEHL & JONES, LLP
	mkandestin@ycst.com	780 Third Ave., 34th Floor
	tbuchanan@ycst.com	New York, NY 10017-2024
Tel: (212) 561-7700
and		Fax: (212) 561-7777
E-mail: rfeinstein@pszjlaw.com
Lee R. Bogdanoff, Esq.
Michael L. Tuchin, Esq.		Bradford J. Sandler, Esq. (DE Bar No. 4142)
David M. Guess, Esq.		PACHULSKI, STANG, ZIEHL & JONES, LLP
Jonathan M. Weiss, Esq.		919 North Market St., 17th Floor
KLEE, TUCHIN, BOGDANOFF & STERN LLP		Wilmington, DE 19801
1999 Avenue of the Stars, 39th Floor		Tel: (302) 652-4100
Los Angeles, CA 90067		Fax: (302) 652-4400
Tel:	(310) 407-4022	E-mail: bsandler@pszjlaw.com
Fax:	(310) 407-9090
Email:	lbogdanoff@ktbslaw.com	Counsel to the Creditors’ Committee
mtuchin@ktbslaw.com dguess@ktbslaw.com jweiss@ktbslaw.com

Counsel for the Debtors and Debtors in Possession

2